As filed with the Securities and Exchange Commission on
December ~~4,~~15, 2003		Registration No. 333-109462
_____________________________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________

AMENDMENT NO. ~~1~~2 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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ALLIED BANCSHARES, INC.
(Name of Small Business Issuer in its Charter)

GEORGIA	6712		92-0184877
(State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)		I.R.S. Employer Identification No.

309 Pirkle Ferry Road, Building A500 Cumming, Georgia 30040 (678) 947-3595
_____________________________________
(Address of principal place of business or intended principal place of business)

		Copy to:
Andrew K. Walker P. O. Box 2669 Cumming, Georgia 30028 (678) 947-3595 (Name, address and telephone number of agent for service)		T. Treadwell Syfan Stewart, Melvin & Frost, LLP 200 Main Street, Suite 600 P. O. Box 3280 Gainesville, Georgia 30503 (770) 536-0101

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE:

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Registration Fee

common stock $.10 par value	1,500,000 Shares	$10.00	$15,000,000	$1,213.50*

warrants to purchase common stock	300,000	$ 0	$ 0	$ 0

*Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibit Index on page ~~74~~78		Page 1 of ~~107~~80

ALLIED BANCSHARES, INC.

A Proposed Bank Holding company for

FIRST NATIONAL BANK OF FORSYTH COUNTY (Proposed)

1,500,000 Shares of common stock

(Minimum Purchase: 250 Shares)

(Maximum Purchase: 50,000 Shares)

ALLIED BANCSHARES, INC. is offering a minimum of 900,000 shares and a maximum of 1,500,000 shares of its common stock at $10.00 per share. Allied Bancshares has been organized to hold, upon receipt of regulatory approvals, all of the common stock of First National Bank of Forsyth County, a proposed national bank. The organizers of Allied Bancshares will offer and sell the common stock on a best efforts basis without compensation. The organizers intend to purchase an aggregate of at least 301,428 shares of the common stock in the offering, and Allied Bancshares will issue each organizer a warrant to purchase an additional share of the common stock for each share he purchases in the offering, but not exceeding in the aggregate for each organizer 2.857% of the shares sold in the offering. Prior to this offering, Allied Bancshares has not conducted active business operations, and there has not been a public market for the shares of the common stock.

Initially, there will be no established market for the shares of common stock, and we do not expect the stock to be listed or quoted on any national market or exchange. In addition, we do not expect a liquid market for the stock to develop for several years, if at all.

Investment in the common stock involves risks which are described in the "Risk Factors" section beginning on page 4 of this Prospectus.

The shares of common stock offered are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Allied Bancshares

Per Share	$ 10.00	-0-	$ 10.00
Total Minimum(1)	$ 9,000,000.00	-0-	$ 9,000,000.00
Total Maximum(2)	$15,000,000.00	-0-	$15,000,000.00

(1)	Allied Bancshares is offering a minimum of 900,000 shares at $10.00 per share.
(2)	Allied Bancshares reserves the right to issue up to 1,500,000 shares at $10.00 per share.

We will promptly deposit subscription proceeds in an escrow account with The Bankers Bank, Atlanta, Georgia. The escrow agent will hold the subscription proceeds until we receive subscriptions for at least 900,000 shares and satisfy certain other conditions. The subscription proceeds will not be available for the company's use until the conditions for breaking escrow are satisfied. We plan to end the offering on ________, ________, unless we decide to end it sooner or extend it. If necessary, we may extend the offering to ____________, 2004. All subscriptions will be binding and irrevocable until the final date of the offering. If we are unable to sell 900,000 shares of the common stock or satisfy the other conditions, the escrow agent will return all subscription proceeds promptly to investors, without interest, and we will pay all of Allied Bancshares' expenses.

The date of this Prospectus is ___________________, 2003

~~FORSYTH LOCATION~~	~~HALL LOCATION~~

[MAPS APPEAR HERE]

THE PRIMARY MARKET AREA OF

FIRST NATIONAL BANK OF FORSYTH COUNTY (PROPOSED)

IS FORSYTH COUNTY AND HALL COUNTY, GEORGIA

SUMMARY

This summary does not contain all the information you should consider before investing in the common stock. We encourage you to read carefully the entire prospectus before investing. See page 13 for instructions on how to subscribe for shares.

The Company

Allied Bancshares, Inc. was organized under the laws of the State of Georgia on June 4, 2003, primarily to serve as the holding company for First National Bank of Forsyth County, a proposed national bank. Allied Bancshares is in the process of filing applications with the Federal Reserve Bank of Atlanta (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "Department of Banking") for prior approval to become a bank holding company by using the proceeds of this offering to acquire all of the capital stock of First National of Forsyth. The organizers anticipate receiving such approvals during the first quarter of 2004. Such approvals are anticipated to require Allied Bancshares to sell at least 900,000 shares of its common stock, but are not expected to contain other material conditions. See "RISK FACTORS" on page 4. Following acquisition of First National of Forsyth, the initial business of the company will be conducted through the bank. See "BUSINESS OF THE COMPANY AND THE BANK" on page 21.

The Bank

First National Bank of Forsyth County is in the process of being organized as a national bank under federal law. The organizers have filed an application with the Office of the Comptroller of the Currency (the "OCC") for this purpose and with the Federal Deposit Insurance Corporation (the "FDIC") for deposit insurance. We received approval from the OCC on November 20, 2003, and we anticipate that the application will be approved by the FDIC by year-end 2003.

The bank will not be authorized to conduct its banking business until it receives a permit to begin business from the OCC. The issuance of the permit to begin business is anticipated to depend, among other things, upon the bank's receiving $8,830,000 in capital from Allied Bancshares and upon compliance with certain standard conditions imposed by the OCC and which will be imposed by the FDIC. These conditions will be generally designed to familiarize management of First National of Forsyth with certain applicable operating requirements, such as no directors' fees are payable until the bank earns a cumulative profit, and to prepare the bank to commence business operations, such as the adoption of loan, investment and other policies to govern the bank's operations.

First National of Forsyth expects to satisfy all conditions of each requirement for organizing the bank and to open for business during the second quarter of 2004, or as soon thereafter as practicable. See "RISK FACTORS" on page 5 and "USE OF PROCEEDS" on page 13. The bank intends to engage in a general commercial banking business, emphasizing the banking needs of individuals and small to medium-sized businesses primarily in Forsyth and Hall Counties, Georgia, its primary market area. See "USE OF PROCEEDS" and "BUSINESS OF THE COMPANY AND THE BANK."

The philosophy of the management of First National of Forsyth with respect to its initial operations will be to emphasize prompt and responsive personal service to the residents of Forsyth and Hall Counties in order to attract customers and acquire market share now controlled by other financial institutions in the bank's market area. The organizers believe that First National of Forsyth offers the residents of Forsyth and Hall Counties the opportunity to have an ownership interest in a community bank, while also receiving the benefits associated with a locally owned and managed community bank. Through ownership in Allied Bancshares, the residents of the community will have a greater role in the development of the bank.

The main office of First National of Forsyth will be constructed on an approximately 1.34 acre tract of land located on Market Place Boulevard just south of the intersection of Market Place Boulevard and Buford Dam Road in Forsyth County, Georgia. The company's current principal executive office is located as follows: 309 Pirkle Ferry Road, Building A500, Cumming, Georgia 30040 and its telephone number at that address is (678) 947-3595.

The initial branch office of the bank, which will be established at the same time as the main office, will probably be located at 311 Green Street, Gainesville, Hall County, Georgia, in leased office space. First National of Forsyth intends to operate the branch office under the trade name "First National Bank of Hall County."

First National of Forsyth will operate out of a temporary modular office to be located on the site of the main office until construction of the permanent facility, and presently intends to operate out of the leased space for the branch office.

Primary Market Area

First National of Forsyth's primary market areas consist of all of Forsyth County for the main office and all of Hall County for the branch office. See "BUSINESS OF THE COMPANY AND THE BANK -- The Bank."

Risk Factors

Please see the "RISK FACTORS" section beginning on page 4 below. That section discusses various risk factors relating to the offering, such as that we have not yet received regulatory approval to open for business and that consequently we have no operating history. That section also discloses that we do not intend to pay dividends for the foreseeable future. In addition, the offering price of $10.00 per share was arbitrarily determined by Allied Bancshares management, and we do not expect an active trading market in the common stock to develop in the foreseeable future. These risk factors, as well as others, are discussed in detail in the "RISK FACTORS" section on page 4 below.

The Organizers

The organizers of Allied Bancshares and First National of Forsyth are Andrew K. Walker, Brent H. Baker, Sr., Peter L. Gatti, Carl E. Hansson, John S. Martin, III, Jim P. Meadows, and Jackson P. Turner. Additional individuals may be added as organizers, subject to regulatory approval. All of the organizers are directors of Allied Bancshares and will serve as organizing directors of the bank.

Andrew K. Walker is the President and Chief Executive Officer of Allied Bancshares and will serve as the Chairman, President and Chief Executive Officer of First National of Forsyth. Mr. Walker has over 29 years of banking experience, including four years as president of a bank in Forsyth County and 11 years as president of a bank in Hall County.

Although there is no formal agreement to do so, the organizers, together with members of their immediate families, intend to purchase an aggregate of at least 301,428 shares of the common stock to be sold in this offering, equal to 33.5% of the minimum number of shares offered and 20.1% of the maximum number of shares offered, at a purchase price of $10.00 per share.

In recognition of the financial risks incurred by the organizers and to encourage the organizers to serve as directors of Allied Bancshares and First National of Forsyth for at least three years, Allied Bancshares intends to issue each organizer a warrant to purchase an additional share of its common stock for each share he purchases in the offering. However, the number of shares subject to purchase under the warrant of each organizer will not exceed 2.857% of the shares sold in the offering, 42,857 warrant shares in the case of the maximum shares offered. In addition, the aggregate number of warrants to be issued to the organizers is presently estimated to be 287,142, but will not exceed in any event 20% of the outstanding common stock of Allied Bancshares upon completion of the offering. If the value of the Company's shares increases significantly in the future, it is likely that the organizers will exercise their warrants at a price significantly below the market price for the shares and will thereby dilute the interests of other shareholders. See "RISK FACTORS" on page 9.

Allied Bancshares will issue the warrants, which will be represented by separate warrant agreements, as of the date of issuance of the common stock sold in the offering. The warrants will be exercisable during the ten-year period following that date, but generally no later than three months after ceasing to serve as a director, at an exercise price equal to $10.00 per share. See "MANAGEMENT--Stock Warrants." No warrants are being offered or sold to the general public.

The organizers may subscribe for up to 50% of the minimum number of shares in the offering if necessary to help Allied Bancshares achieve the minimum subscription level necessary to release subscription proceeds from escrow, and some organizers may decide to purchase additional shares even if the minimum subscription amount has been achieved. See "RISK FACTORS " on page 5 and page 7 below. If any organizer subscribes for more than 42,857 shares, he will receive only 42,857 warrants in the case of the sale of the maximum shares offered, and less warrants if the maximum shares offered are not sold, due to the limit for each organizer of 2.857% of the shares sold in the offering. Also if the organizers as a group subscribe for more shares up to 50% of the minimum number of shares offered, the number of warrants issued to the organizers will still not exceed 20% of the stock sold in the offering due to the 2.857% limit on warrants per organizer.

Because purchases by the organizers may be substantial, investors should not place any reliance on the sale of a specified minimum amount as an indication of the merits of this offering or that an organizer's investment decision is shared by unaffiliated investors.

Possible Major Institutional Investor

Alliance Bancshares, Inc., the proposed bank holding company for Alliance National Bank, Dalton, Georgia, has expressed interest in purchasing up to 4.99% of the shares to be sold in the offering. Jackson P. Turner is Chairman of Alliance Bancshares, Inc. and Alliance National Bank and is an organizer of Allied Bancshares.

The Offering

Security	Common stock, $.10 par value, of Allied Bancshares, Inc.
Offering Price	$10.00 per share
Number of Shares Offered	Minimum: 900,000 Maximum: 1,500,000
Use of Proceeds

To capitalize First National Bank of Forsyth County; the remaining proceeds will be applied to working capital and used to pay organizational and offering expenses of Allied Bancshares. First National of Forsyth will use the proceeds of this offering to pay organizational and pre-opening expenses; to build a building and equip it for the bank's main office; to lease a bank branch office and equip it; to provide working capital to be used for business purposes, including paying officers' and employees' salaries, making loans and other investments. See "USE OF PROCEEDS" on page 13.

RISK FACTORS

Investment in the shares of the common stock of the offering involves a significant degree of risk. You should not invest in shares of the common stock unless you can afford to lose your entire investment. In addition you should consider carefully the following risk factors and other information in this prospectus before deciding to invest in the common stock.

The shares of common stock offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the federal deposit insurance corporation or any other governmental agency.

If we cannot open the bank because we do not receive final regulatory approvals, we may dissolve and liquidate and you may only receive a portion, if any, of your investment.

Alliance Bancshares must receive the approval of the Federal Reserve and the Department of Banking before it can become the holding company of the bank. Applications for such approvals are in process of being filed with such agencies. The organizers anticipate filing the applications by December, 2003 and receiving such approvals during the first quarter of 2004. Such approvals are anticipated to require the company to sell at least 900,000 shares of its common stock, but are not expected to contain other material conditions.

First National of Forsyth's application to organize a new national bank and for federal deposit insurance was filed with the OCC and the FDIC on August 4, 2003. The OCC granted its approval on November 20, 2003. The organizers anticipate that the FDIC will issue its approval by year-end 2003. Both approvals are anticipated to be subject to the condition that at least $9,000,000 of capital be raised by Allied Bancshares and that such amount, net of the expenses of this offering, organizational expenses of the company and approximately $100,000 of capital to be retained by the company, be used by the company to capitalize the bank. Both approvals will also be subject to a number of other standard conditions which are regularly imposed by the OCC and the FDIC. The conditions are generally designed to familiarize the bank with certain applicable operating requirements and to prepare the bank to commence business operations.

Alliance Bancshares and First National of Forsyth cannot begin operations until we receive all required regulatory approvals. We will not receive these approvals until we satisfy all requirements for new banks and bank holding companies imposed by state and federal regulatory agencies. If we ultimately do not receive final regulatory approvals, or if we do not open for any other reason after breaking escrow, we anticipate that we will dissolve the company and return to the investors all funds remaining after paying all expenses.

We are a new business and there is a risk we may not be successful.

First National of Forsyth, which will be the sole subsidiary of Allied Bancshares, is to be organized and has no operating history on which to base any estimate of its future prospects. The company's initial profitability will depend entirely upon the bank's operations. The bank's proposed operations are subject to risks inherent in the establishment of a new business and, specifically, of a new bank. The company has incurred approximately $210,258 of accumulated losses due to organizing and offering expenditures through September 30, 2003. While we project that the bank will start earning a monthly profit during the second year of operations, unforeseen circumstances could delay such profit. Management estimates that the accumulated losses prior to becoming monthly profitable will be approximately $1,300,000. If the bank is ultimately unsuccessful, we can give no assurance that you will recover all or any part of your investment in the common stock of the company.

Our directors and executive officers will purchase a large percentage of the stock in the offering, which may allow them to control the company.

The organizers, all of whom will serve as directors of the company and the bank, intend to purchase an aggregate of at least 301,428 shares, equal to 33.5% of the minimum number of shares offered hereby and 20.1% of the maximum number of shares offered hereby.

Organizers may purchase additional shares in the offering in order to meet the minimum sales required in the offering. Organizers reserve the right, subject to regulatory approval, to purchase 50% of the minimum number of shares of common stock being offered if necessary to complete the offering. As a result of the anticipated stock ownership in Allied Bancshares by the organizers as described above, together with the influence which may be exerted by such persons due to their positions as directors and officers of the company and the bank, the organizers as a group will have substantial control of the company and the bank following the offering. Because purchases by the organizers may be substantial, you should not place any reliance on the sale of a specified minimum offering amount as an indication of the merits of this offering or that an organizer= s investment decision is shared by unaffiliated investors.

In recognition of their acceptance of the financial risks incurred in connection with the organization of the company and the bank and to encourage the organizers to serve as directors of the company and the bank for at least three years, the organizers will be granted warrants to purchase one share of common stock for each share purchased by them in this offering. See "MANAGEMENT B Stock Warrants." Assuming that the organizers purchase the indicated number of shares in this offering, and assuming all warrants issued in conjunction with shares purchased by the organizers are exercised, the organizers would own, as a group, 45.41% of the common stock to be outstanding upon the completion of this offering and exercise of the warrants if the minimum number of shares is sold and 32.93% of the common stock if the maximum number of shares is sold and the warrants exercised.

We will face strong competition for customers from larger and more established banks, which could prevent us from obtaining customers.

The banking business is highly competitive. First National of Forsyth will compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms soliciting business from businesses and residents of Forsyth and Hall County, Georgia, as well as parts of Dawson, Cherokee, Fulton and Gwinnett Counties, Georgia. Many of these financial institutions have greater resources than will be available to the bank or the company. Federal legislation permits commercial banks to establish operations nationwide, further increasing competition from out-of-state financial institutions. Furthermore, Georgia law permits the establishment of branch banks across county lines in Georgia, thus creating further opportunities for other financial institutions to compete with the bank. Banks may establish banks statewide in Georgia without limitation. In addition, on-line computer banking via the Internet or otherwise may also become an increasing source of competition for community financial institutions such as the bank. We can give no assurance that First National of Forsyth will achieve the market share necessary to become profitable in the near future. See "BUSINESS OF THE COMPANY AND THE BANK - The Bank."

Banking is a highly regulated industry, and state and federal regulations may adversely affect the business of the company and the bank.

The potential success or failure of the bank will depend not only upon competitive factors, but also upon state and federal regulations affecting banks and bank holding companies generally. Regulations now affecting the company and the bank may be changed at any time, and we can give no assurance that such changes will not adversely affect the business of the company and the bank. See "SUPERVISION AND REGULATION."

Monetary policies may adversely affect the business and earnings of the bank.

The results of operations of the bank will be affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System. In particular, interest rates for federal funds established by the Federal Reserve Board of Governors will affect interest rates for loans and deposits. Once the bank starts operations, net interest income, the bank's primary source of earnings, will fluctuate with significant interest rate movements. The Bank will attempt to lessen the impact of these margin swings by structuring its assets and liabilities so that repricing opportunities will exist for both assets and liabilities in roughly the same amounts at approximately the same time intervals. We can give no assurance that the effect of actions by monetary and fiscal authorities, including the Federal Reserve, will not have an adverse effect on the deposit levels, loan demand or the business and earnings of the bank. See "SUPERVISION AND REGULATION - Monetary Policies."

The bank's success will depend on economic conditions.

The success of the bank will depend largely on the general economic conditions in the bank's primary market area of Forsyth and Hall Counties, Georgia. Although we expect favorable economic development in this market area, we can give no assurance that favorable economic development will occur or that our expectation of corresponding growth will be achieved. See "BUSINESS OF THE COMPANY AND THE BANK."

Because of our lack of a historical loan loss experience, we may underestimate our loan loss allowance and be required to decrease our net income or capital in order to increase it.

Making loans and other extensions of credit will be essential elements of the business of First National of Forsyth, and there is a risk that loans or other extensions of credit will not be repaid. If loans are not repaid, the bank will incur losses and be required to charge those losses against the bank's allowance for loan losses. The bank will attempt to maintain an appropriate allowance for loan losses, but there is no precise method of predicting credit losses. Therefore, the bank will always face the risk that charge-offs in future periods will exceed the allowance for loan losses, and that additional increases in the allowance for loan losses will be required. Moreover, because the bank does not have any historical loan loss experience, the risk that management could underestimate the allowance actually needed may be greater than if we had historical information from which to derive our allowance. If we underestimate our loan loss allowance, the bank will be required by bank regulators to increase it. Additions to the allowance for loan losses would result in a decrease of net income and, possibly, the bank's capital. If the additions to the allowance for loan losses deplete too much of the bank's capital, capital ratios could fall below regulatory standards, and the regulators could restrict or terminate the bank's operations and take control of the bank.

The loss or departure of Andrew K. Walker will adversely affect the company and the bank.

As a new enterprise, the company and the bank will be materially dependent on the performance of Andrew K. Walker, who will be Chairman, President and Chief Executive Officer of the bank. The loss of Mr. Walker= s services or his failure to perform his management functions in the manner anticipated by the organizers could have a material adverse effect on the company and the bank. See "MANAGEMENT."

We will have an inherent risk of losses from the bank's lending activities.

The bank= s principal sources of earnings will be interest charged on loans and fees received in connection with the origination of loans. The bank will aggressively seek "good loans" primarily within the limited geographic area of Forsyth and Hall Counties and immediately adjacent counties. "Good loans" are sound, profitable extensions of credit, properly underwritten with a reasonable expectation of repayment in accordance with the agreed upon terms and conditions. The bank plans to make consumer loans to individuals, commercial loans to small and medium-sized businesses, and real estate-related loans, including construction loans for residential and commercial properties and primary and secondary mortgage loans for the acquisition or improvement of personal residences. There is always some degree of risk regarding non-payment of loans and resultant operating losses and capital dilution as a result thereof. See "BUSINESS OF THE COMPANY AND THE BANK" beginning at page 16 of this prospectus.

We determined the offering price arbitrarily, and the price to resell the stock will fluctuate after the offering.

Since the company and the bank are in the process of being organized, the offering price of $10.00 per share has been determined arbitrarily by the organizers without particular reference to historical or projected earnings, book value or other customary criteria. We did not retain an independent investment banking firm to assist in determining the offering price. Should a market develop for the common stock of the company, we can give no assurance that any of the common stock offered hereby could be resold for the offering price or any other amount.

We do not intend to pay dividends for the foreseeable future for both regulatory and business reasons.

Since the company and the bank are both start-up operations, it will be the policy of the Board of Directors of the company to reinvest earnings for the period of time necessary to help ensure the success of their operations. As a result, the company has no current plans to initiate the payment of cash dividends, and its future dividend policy will depend on the bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the company. See "SUPERVISION AND REGULATION - Bank Regulation."

Your ability to buy or sell shares of the company's common stock will be limited.

There is no public trading market for the shares of the common stock of the company, and we do not anticipate that a market for the shares will develop as a result of this offering. As a result, you may not be able to sell your stock except by private direct negotiations with third parties assuming that third parties are willing to purchase the common stock.

The exercise of warrants and stock options will cause stock dilution and may adversely affect the value of the stock.

In recognition of the financial risks they have undertaken in organizing the company and to encourage the organizers to serve as directors of the company and the bank for at least three years, for each share of common stock an organizer purchases in the offering, the organizer will also receive a warrant to purchase an additional share of common stock. The number of warrants each organizer receives will in no event exceed in the aggregate 2.857% of the shares sold in the offering. The warrants to be granted to the organizers will be exercisable at a price of $10.00 per share for a period of ten years after the date of issuance of the common stock sold in the offering, but generally no later than three months after ceasing to serve as a director. As a result of receiving warrants, the organizers will have the opportunity to profit from any rise in the market value of the common stock or any increase in the net worth of the company and can be expected to exercise the warrants, if at all, at a time when such exercise would result in the dilution of the interests of other investors purchasing shares in this offering. Furthermore, the exercise of a substantial number of warrants by the organizers could adversely impact the market value of your shares. In addition, the terms on which the company may be able to obtain additional capital could be adversely affected, and the holders of the warrants could possibly exercise the warrants at a time when the company could obtain any needed capital by a new offering of securities on terms more favorable to the company than those provided by the warrants. See "MANAGEMENT--Stock Warrants."

After the offering, the company expects, subject to shareholder approval or ratification and subject to regulatory approval during the first two years the company is open for business, to adopt a stock option plan which will permit the company to grant options to officers and key employees of the company and the bank. The company anticipates that it will initially authorize the issuance of up to 200,000 shares under the stock option plan. This plan would include options which will be exchanged for the options to be issued by the company to Mr. Walker under the terms of his employment agreement. Exercise of these options could have a dilutive effect on your interest as a shareholder in the company= s earnings and value. In addition, the company may issue additional options or shares of common stock or preferred stock in the future. Any such stock offering by its nature could be dilutive to your stock purchased in this offering.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus under the captions "SUMMARY," "RISK FACTORS," and "BUSINESS OF THE COMPANY AND THE BANK" and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the banking industry, potential regulatory obligations, the company's strategies and other statements that are not historical facts. When used in this prospectus, the words "anticipate," "believe," "estimate" and similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors, include, among other things, risks associated with starting a new business, a risk that the company will be dissolved if regulatory conditions are not satisfied, our dependence on our directors and key personnel, the potential adverse effect of competition, the potential adverse effect of unpredictable economic conditions, and other factors discussed un "RISK FACTORS."

THE OFFERING

Terms of the Offering

Minimum/Maximum. Allied Bancshares is offering a minimum of 900,000 shares and a maximum of 1,500,000 shares of its common stock for a price of $10.00 per share, for an aggregate minimum price of $9,000,000 and an aggregate maximum price of $15,000,000. The minimum purchase for any investor, together with the investor's affiliates, is 250 shares of common stock ($2,500) unless the company, in its sole discretion, accepts a subscription for a lesser number of shares. The maximum purchase for any investor, together with the investor's affiliates and relatives, is 50,000 shares ($500,000) of common stock, unless the company, in its sole discretion, accepts a subscription for a greater number of shares. 50,000 shares represents 5.56% of the minimum and 3.33% of the maximum number of shares to be sold.

Organizer Subscriptions. The organizers of the company intend to purchase an aggregate of 301,428 shares of stock sold in the offering, which is 33.5% of the minimum and 20.1% of the maximum number of shares to be sold. No organizer intends to individually purchase more than 5.56% of the shares sold in this offering. In the event, however, that the minimum number of shares in this offering are not sold, the organizers may acquire additional shares of the common stock, up to a maximum aggregate number for all organizers of 450,000 shares, which is 50% of the minimum and 30% of the maximum number of shares to be sold.

Possible Major Institutional Investor. Alliance Bancshares, Inc., the proposed bank holding company for Alliance National Bank, Dalton, Georgia, has expressed interest in purchasing up to 4.99% of the shares to be sold in the offering. Jackson P. Turner is Chairman of Alliance Bancshares, Inc. and is an organizer of Allied Bancshares.

Offering Period and Expiration Date. The offering period for the shares will terminate at the earlier of the date all shares offered hereby are sold or 5:00 p.m. Cumming, Georgia time, on ________, 2004. [90 days from beginning of sale of securities] This date may be extended at the discretion of the company for additional periods not exceeding a total of 180 days (i.e., until __________, ______). Written notice of any such extension will be given to all persons who are already subscribers at the time of the extension. The date on which this offering terminates plus any extension thereof is referred to in this Prospectus as the "Expiration Date."

Subscription. As indicated below under "How to Subscribe," upon execution and delivery of a subscription agreement for shares of the common stock, subscribers will be required to deliver to the company a check in the amount of $10.00 times the number of shares subscribed. All subscriptions will be binding and irrevocable until the Expiration Date.

Escrow. Subscription proceeds will be deposited in an escrow account with The Bankers Bank, Atlanta, Georgia, as escrow agent for Allied Bancshares, pending completion of this offering. Subscription proceeds held in the escrow account will be invested in short-term United States Government securities or interest bearing accounts insured by the FDIC or in such other short-term investments as may be agreed upon by the company and the escrow agent from time to time. The escrow agent has not investigated the desirability or advisability of an investment in the company, and has not approved, endorsed or passed upon the merits of the stock offering.

Company Discretion. The company reserves the right, in its sole discretion, to accept or reject any subscription in whole or in part on or before the Expiration Date. Without limiting the generality of the foregoing, the company also reserves the right to accept subscriptions on a prorated basis if it receives subscriptions for more than 1,500,000 shares. The company will notify all subscribers no later than five business days after the Expiration Date whether their subscriptions have been accepted. With respect to any subscriptions which are not accepted, in whole or in part, by the company, the notification will be accompanied by the unaccepted portion of the subscription funds, without interest.

Termination. The company reserves the right to terminate the offering at any time after 900,000 shares have been subscribed for if the company determines that the total amount of subscriptions will provide adequate capitalization for the company after payment of expenses.

Release from Escrow. Subscription proceeds will be released from escrow to the company upon the occurrence of all of the following events: (a) the sale by the company of at least 900,000 shares of its common stock, (b) receipt by the company of approval of the Federal Reserve and the Department of Banking to become a bank holding company, (c) satisfaction by the company of, or a determination by the company that it will satisfy, all of the conditions that the Federal Reserve and the Department of Banking may impose in their approvals to the company, (d) receipt by the bank of preliminary approval from the OCC and the FDIC of the bank's application to organize a new national bank and for deposit insurance, and (e) satisfaction by the bank of, or a determination by the bank that it will satisfy, all of the conditions that the FDIC and the OCC have imposed in their approvals to the bank.

If the above conditions are met, the company may instruct the escrow agent to release to the company the amount of subscription proceeds relating to subscriptions or portions thereof accepted by the company, together with any interest earned thereon. Any subscription proceeds received after the above conditions are met but before termination of this offering will not be deposited in the escrow account, but will be available for immediate use by the company, to the extent accepted by the company.

The organizers received approval to organize the bank from the OCC on November 20, 2003, and they expect to receive approval from the FDIC by year-end 2003. The company expects to receive approvals from the Federal Reserve and the Department of Banking during the first quarter of 2004. In the opinion of the organizers, the only significant condition to all of the foregoing approvals will be that a minimum of 900,000 shares of common stock of the company has to be sold in this offering. If the requisite shares are not sold, or if the company or the bank do not receive the approvals or determine that they cannot satisfy the other conditions included in the approvals by the Expiration Date, then the subscription agreements will be of no further force or effect, and the full amount of all subscription funds of the subscribers, without interest will be returned to the subscribers (other than organizers) within five business days of the Expiration Date.

It is possible that subsequent to the release of the subscription funds from escrow (the requisite shares having been sold and the determination having been made the other regulatory conditions will be satisfied) events could occur which could have the effect of preventing the bank from commencing business. If that were to occur, the company intends to liquidate and would return to the then shareholders of the company the portion of their investment which is equal to their total investment less their prorata share of the expenses incurred by the company and the bank. See "USE OF PROCEEDS" and "CAPITALIZATION." While no assurance can be given that the foregoing will not take place, the organizers cannot foresee any such events and believe it is highly unlikely that such events will occur. After consulting with applicable regulatory authorities, the organizers are not aware of any national banks in Georgia which failed to commence business after they or their holding companies had raised the required capital. Additionally, based on conversations with applicable regulatory authorities, there are no indications that the company and the bank will have any difficulty in satisfying the applicable regulatory conditions.

Plan of Distribution. Offers and sales of its common stock will be made on behalf of Allied Bancshares primarily by certain of its officers and directors. The officers and directors will receive no commissions or other remuneration in connection with such activities, but they will be reimbursed for their reasonable expenses incurred in the offering. In reliance on Rule 3a4-1 of the Exchange Act, the company believes such officers and directors will not be deemed to be brokers and/or dealers under the exchange act.

The company has no present arrangements or agreements with any brokers and/or dealers with respect to this offering. The company presently anticipates that no sales of its common stock will require the use of brokers and/or dealers. In the event that broker/dealers are used, all such funds will be promptly transmitted to the Escrow Agent under the terms of the escrow agreement.

It is expected that the organizers will purchase a total of at least 301,428 shares of the stock offered; however, the organizers may, subject to regulatory approval, purchase up to 50% of the minimum number of shares offered if necessary to complete the offering. Any shares purchased by the organizers in excess of their original commitment will be subject to regulatory approval.

How to Subscribe

Investors who have already submitted preliminary subscription agreements are requested to send the company a check in the amount of $10.00 multiplied by the number of shares subscribed. Our receipt of the check will convert the subscriber's preliminary nonbinding subscription agreement into a final binding subscription agreement. All other investors who wish to subscribe will need to send the company a completed and signed final subscription agreement and a check in the amount of $10.00 multiplied by the number of shares subscribed. The form of final subscription agreement is attached to this prospectus as Exhibit "A." All checks should be payable to "The Bankers Bank - Escrow Account for Allied Bancshares, Inc." All final binding subscriptions will be irrevocable until the close of the offering.

USE OF PROCEEDS

The net proceeds from the sale of the shares offered hereby after deducting estimated offering expenses of $55,000 will be between $8,945,000 if the minimum of 900,000 shares are sold and $14,945,000 if the maximum of 1,500,000 shares are sold. Offering expenses will be paid by the company through draws on the organization loan described below and repaid from the gross proceeds of this offering.

The organizers also expect the company and the bank to incur approximately $250,060 of organizational expenses and approximately $290,790 of pre-opening expenses, assuming the minimum offering is completed by March 1, 2004 and the bank begins operation on April 1, 2004, which expenses will be offset in part by estimated pre-opening investment income on offering proceeds of approximately $40,000. Offering, organizational and pre-opening expenses incurred prior to the conclusion of the offering will be paid through draws by the company on the organization loan, which has been guaranteed by the organizers. Any additional offering, organizational and pre-opening expenses in excess of the estimated total of $500,850 will also be paid through draws on the organization loan established for the company by the organizers, with all of such amounts to be repaid by the company together with accrued interest from net offering proceeds. The offering expenses will consist primarily of registration fees and legal, accounting, and printing expenses. The organizational expenses will include consulting fees, expenses for market analysis and feasibility studies, and legal fees and expenses. The pre-opening expenses will include officers' and employees' salaries and benefits, as well as expense payments for the temporary office facility of the bank, marketing expenses, interest expenses, accounting and other pre-opening expenses.

The company will use a portion of the net offering proceeds to repay the organization loan, which monies were and will be used to pay organizational, pre-opening, and offering expenses for the company and the bank, and to repay the real estate loan, which monies may be used to pay the costs of purchasing and improving the sites for the bank's offices. In addition, the bank will use a portion of the proceeds it receives from the sale of its stock to the company to reimburse the company for amounts advanced by the company to pay organizational and pre-opening expenses of the bank.

To facilitate the company's formation and the bank's formation, the organizers, all of which are directors of the company, arranged a line of credit from Alliance National Bank, Dalton, Georgia, in the aggregate amount of $600,000 to pay organizational and pre-opening expenses for the bank and the company. The organization loan bears interest at the lender's prime rate, minus 1% and has a one year term. Presently, the rate on the loan is 3% per annum. The organizers have personally guaranteed the organization loan. The organization loan and interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied.

To finance part of the cost of construction of the bank's main office, the organizers arranged a real estate loan from Alliance National Bank, Dalton, Georgia, in the aggregate amount of $400,000. The real estate loan will bear interest at the lender's prime rate minus 1% per annum and will have a one year term. The organizers will personally guarantee the loan. The real estate loan and interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied.

Allied Bancshares will capitalize First National of Forsyth with a minimum of approximately $8,830,000 of the net offering proceeds by purchasing approximately 883,000 shares of the bank's stock at a price of $10.00 per share. The $8,830,000 of capital to be contributed to the bank represents the minimum offering amount of $9,000,000 minus offering and company organizational expenses and minus approximately $100,000 of capital to be retained by the company.

After the anticipated expenditure of approximately $3,325,850 in the aggregate for organizational and pre-opening operation expenses and the costs of the bank's proposed facilities, the bank will have remaining working capital of approximately $5,544,150, which includes estimated pre-opening income of $40,000, to be used for the purposes of making loans and investments in the course of the bank's operations and to pay operating expenses to the extent such expenses are not met by operating income.

The remaining balance of the net proceeds of the offering of not in excess of approximately $6,000,000, depending on the number of shares sold, will be retained to establish the company's working capital. It will be used initially for liquidity and thereafter for expansion of operations and for general purposes such as payment of operating expenses, the provision of additional capital for the bank or the purchase of certificates of deposit from the bank, if necessary or deemed desirable by the company.

The following table sets forth in tabular form the estimated use by Allied Bancshares and First National of Forsyth of the gross proceeds of the minimum and maximum offerings based on the estimate of management at this time and assuming that the offering is concluded as of March 1, 2004, and that the bank commences operations on April 1, 2004, for purposes of projecting offering, organizational and pre-opening expenses and for computing interest payable. Pre-opening expenses will increase, with a corresponding reduction in working capital available to the company and the bank, in the event completing the offering is delayed for any reason. Management believes that the bank will commence operations by April 1, 2004, since all regulatory approvals should be received several months before that date as set forth herein and based on the installation of a temporary bank facility in March, 2004, on a portion of the site of the permanent bank building to be built by the bank. The proposed main bank building will be built in approximately six months and construction is projected to begin in April, 2004. The site of the main bank building is an approximately 1.34 acre tract of land on Market Place Boulevard in Forsyth County which the company has contracted to obtain from an unaffiliated third party, and the location of the branch bank is 311 Green Street, Gainesville, in Hall County which the company intends to lease from another unaffiliated third party. See "BUSINESS OF THE BANK - Bank Locations and Facilities."

Use of Proceeds

	Minimum	Maximum

Gross Proceeds from this Offering(1)	$9,000,000	$15,000,000

Anticipated Use of Proceeds by the company:

Offering Expense(2)	55,000	55,000
Organizational Expenses(2)(3)	15,000	15,000
Working Capital	100,000	6,100,000
Capitalization of Bank through Purchase of common stock of the Bank	8,830,000	8,830,000

Total	$9,000,000	$15,000,000

	Minimum	Maximum

Anticipated Use of Capital by the bank:

Organization Expenses(2)(3)	235,060	235,060
Pre-opening Operating Expenses(2)(4)	250,790	250,790
Land and Permanent Bank Facilities	2,500,000	2,500,000
Furniture, Fixtures & Equipment	300,000	300,000
Working Capital/ Operations	5,544,150	5,544,150
Total	$8,830,000	$8,830,000

_______________________

(1)Assuming sale of 900,000 shares and 1,500,000 shares, respectively, at $10.00 per share.

(2)To the extent the organization loan has been drawn on to pay offering, organizational and pre-opening expenses, proceeds of the offering shown for these line items will be used to repay the organization loan, which is estimated to be approximately $485,000 by the time it is paid off.

(3)Organizational expenses consist primarily of consulting fees for market analysis and feasibility studies, filing fees, accounting, appraisal and legal fees and expenses. Such expenses have been estimated through March, 2004. All of such expenses as well as those for premises and improvements, and for furniture, fixtures and equipment are expected to be incurred provided that the offering proceeds are released from escrow.

(4)Assuming $290,790 of expenses, less anticipated preopening income of $40,000. Pre-opening expenses consist primarily of salaries and benefits, printing, promotion, supplies, rent and occupancy expense, and interest expense.

Management believes the capital to be raised in this offering by the company will enable the company and the bank to satisfy their future cash requirements and that the company will not have to raise additional capital during 2004 and 2005 or in the foreseeable future.

CAPITALIZATION

The following table sets forth the capitalization of Allied Bancshares as of September 30, 2003, and as adjusted to give pro forma effect to the sale by the company of the minimum offering of 900,000 shares and the maximum offering of 1,500,000 shares (as of the completion of the offering) and the receipt of the net proceeds anticipated by the company from such sale, which will result in initial compliance with all regulatory capital requirements. All offering proceeds, without interest, will be returned to subscribers in the event the minimum offering is not completed.

	PRESENTLY OUTSTANDING(1)		AS OF COMPLETION OF THE OFFERING

	SHARES	AMOUNT	SHARES	AMOUNT

ASSUME MINIMUM OFFERING:

common stock, $.10 par value 10,000,000 shares authorized; one share issued, 900,000 to be issued as adjusted	1	$ .10	900,000	$ 90,000

Capital surplus		9.90		8,855,000 (2)

Accumulated deficit		(210,258) (3)		(210,258) (3)

Total equity		$ (210,248)		$ 8,734,742

ASSUME MAXIMUM OFFERING:

Common stock, $5 par value; 10,000,000 shares authorized; one shares issued, 1,500,000 to be issued as adjusted	1	$ .10	1,500,000	$ 150,000

Capital surplus Accumulated deficit		9.90 (210,258) (3)		14,795,000 (2) (210,258) (3)

Total Equity		$ (210,248)		$14,734,742

_______________________

(1)In June, 2003, the company issued one share of common stock to Mr. Walker for $10 in connection with the organization of the company

(2)Expenses related to this offering are estimated to be $55,000 and will be charged to the capital surplus upon completion of the offering.

(3)Accumulated deficit represents organizational and pre-opening expenses incurred as of September 30, 2003, which were funded by the organization loan from Alliance National Bank.

DIVIDENDS

Since Alliance Bancshares and First National of Forsyth are both start-up operations, it will be the policy of the Board of Directors of the company to reinvest earnings for the period of time necessary to help ensure the success of their operations. As a result, the company has no current plans to initiate the payment of cash dividends, and its future dividend policy will depend on the bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the company. See "SUPERVISION AND REGULATION - Bank Regulation."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND PLAN OF OPERATIONS

Allied Bancshares' financial statements and related notes, which are included in this prospectus, provide additional information relating to the following discussion of its financial condition. See "Index to Financial Statements."

The company was organized on June 4, 2003 to serve as a holding company for a proposed national bank. Since it was organized, the main activities of the company have been centered on seeking, interviewing and selecting its directors and officers, applying for a national bank charter, applying for FDIC deposit insurance, applying to become a bank holding company and raising equity capital through the offering.

The company's operations from June 4, 2003, through the close of the offering have been and will continue to be funded through an organizing line of credit from Alliance National Bank and a real estate line of credit also from Alliance National Bank. The total amount available on the operating line of credit is $600,000, of which approximately $243,600 was drawn at September 15, 2003. The organizing line of credit loan bears interest at the prime rate of Alliance National Bank, minus 1%, and is due on June 5, 2004. The company plans to repay the organizing line of credit after the closing of the offering.

The real estate line of credit is capped at $400,000 and will bear interest at Alliance National Bank's prime rate minus 1% and will have a one year term. The company intends to repay the real estate line of credit from proceeds of the offering when the offering is completed.

From June 4, 2003 through September 30, 2003, the company's net loss amounted to $210,258. The estimated net loss for the period from June 4, 2003 through April 1, 2004, the anticipated opening date of the bank, is $485,850, which is attributable to the following estimated expenses:

Salaries and benefits:	$315,900*
Legal and professional fees:	55,000
Interest expense:	6,500
Rental	11,900
Other pre-opening expenses:	96,550

Total	$485,850

_______________________________

*Assuming $355,900 of salaries and benefits, less anticipated pre-opening interest earnings of $40,000.

The company has entered into an agreement under which an individual who is unaffiliated with the company will have the option to transfer the 1.34 acre, main office site valued at $850,000 in exchange for 85,000 shares of common stock of the company once the individual has received a copy of this prospectus. The company has obtained an independent appraisal of the site establishing that its fair market value is $850,000.

The company and the bank also plan to lease a branch office for the bank at 311 Green Street, Gainesville, Hall County, Georgia. The company has negotiated a letter of intent for the lease of the space.

After Allied Bancshares contributes $8,830,000 to First National of Forsyth as capital, the bank will purchase the tract for the bank's main office from the company for the same price that the company paid for it, or a price equal to its value, and will lease the branch office. Management anticipates that the bank will operate a temporary banking office on the tract while a permanent building is under construction, and expects to begin construction in April, 2004 and complete construction in October, 2004. The Bank will fund the construction of the main office, estimated at $2,500,000, with funds from the real estate loan and with the capital received from the issuance of its stock to the company.

Management estimates that the company will issue 287,142 warrants to the organizers. Once the company becomes profitable, the company will be required to calculate and report its earnings per share on a diluted and non-diluted basis. The warrants, as well as any stock options issued to officers and employees of the company, will be considered in calculating the diluted earnings per share. The larger the number of vested warrants outstanding and the greater the difference between the warrant exercise price and the market price of the shares of stock, the greater the dilution of earnings per share calculated on a diluted basis.

Liquidity and Interest Rate Sensitivity

Since Allied Bancshares has been in the organizational stage, there are no results to present at this time. Nevertheless, once the bank starts operations, net interest income, the company's primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, management intends to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly the same amounts at approximately the same time intervals. Imbalance in these repricing opportunities at any point in time constitutes interest rate sensitivity.

Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to change in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is actively to manage rate sensitive assets and liabilities to reduce the impact of interest rate fluctuations on the net interest margin. Management will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize the bank's overall interest rate risk.

Management will regularly evaluate the asset mix of the balance sheet in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the balance sheet's liability mix, management plans to focus on expanding the bank's deposit base and other sources of funds.

As the bank continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. The Bank's Asset and Liability Management Committee will meet on a quarterly basis to develop a strategy for the upcoming period. The committee's strategy will include anticipating future interest rate movements.

Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Management can obtain these funds by converting assets to cash or by attracting new deposits. The Bank's ability to maintain and increase deposits will serve as its primary source of liquidity.

Other than the offering, management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in the company's liquidity increasing or decreasing in any material way in the foreseeable future.

Capital Adequacy

There are now two primary measures of capital adequacy for banks and bank holding companies: (1) risk-based capital guidelines and (2) the leverage ratio.

The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Note that under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

The second measure of capital adequacy relates to the leverage ratio. The Office of the Comptroller of the Currency has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. In the case of the bank and other banks that have not received the highest regulatory rating by their primary regulator, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.

The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the FDIC recently established a rule that adds a measure of interest rate risk to the determination of supervisory capital adequacy. In connection with this new rule, the agencies have also proposed a measurement process to measure interest rate risk. Under this proposal, all items on the balance sheet, as well as off-balance sheet items, would be reported according to maturity, repricing dates and cash flow characteristics. Each bank would then multiply its reporting position by duration-based risk factors that weight its position according to rate sensitivity. The appropriate supervisory agency would assess capital adequacy using this net risk weighted position. The objective of this complex proposal is to determine a bank's sensitivity to various rising and falling interest rate scenarios.

We believe that the minimum, as well as the maximum, net proceeds of the offering will satisfy our cash requirements for at least the five-year period following the opening of the bank. Accordingly, we do not anticipate that it will be necessary to raise additional funds to operate the company or the bank over the next five years. For additional information about planned expenditures, see "USE OF PROCEEDS." For additional information about our plan of operations, see "BUSINESS OF THE COMPANY AND THE BANK."

BUSINESS OF THE COMPANY

AND THE BANK

The Company

Allied Bancshares was organized as a Georgia business corporation on June 4, 2003 to become a bank holding company by acquiring all the common stock of First National of Forsyth upon its formation. Initially, the bank will be the sole operating subsidiary of the company. The company anticipates applying by December, 2003 to the Federal Reserve and the Department of Banking for prior approval to use approximately $8,830,000 of the proceeds of this offering to acquire the bank. If such approvals are granted, upon its acquisition of the common stock of the bank, the company will become a bank holding company within the meaning of the bank Holding company Act of 1956, as amended, and the Georgia Bank Holding company Act. See "SUPERVISION AND REGULATION."

The company has been organized to facilitate the bank's ability to serve its future customers' requirements for financial services. The holding company structure will provide flexibility for expansion of the company's banking business through the possible acquisition of other financial institutions and the provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the bank maintain a minimum ratio of capital to assets. In the event that the bank's growth is such that this minimum ratio is not maintained, the company may borrow funds, subject to capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the bank and otherwise raise capital in a manner which is unavailable to the bank under existing banking regulations.

The company has no present plans to acquire any operating subsidiaries other than the bank. It is expected, however, that the company may make additional acquisitions in the future in the event that the company becomes profitable and such acquisitions are deemed to be in the best interest of the company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See "SUPERVISION AND REGULATION."

The Bank

General. The organizers filed an application with the OCC and with the FDIC on August 4, 2003, for authority to organize as a national bank, the deposits of which will be federally insured, and to conduct a commercial banking business from Forsyth and Hall Counties, Georgia. The organizers received approval from the OCC on November 20, 2003 and expect to receive approval from the FDIC by year-end 2003.

First National of Forsyth intends to be a full service commercial bank. The Bank plans to offer personal and business checking accounts, interest-bearing checking accounts, savings accounts, money market funds and various types of certificates of deposit. The Bank also plans to offer installment loans, real estate loans, second mortgage loans, commercial loans and home equity lines of credit. In addition, the bank intends to provide such services as official bank checks and money orders, Mastercard and Visa credit cards, safe deposit box, traveler's checks, bank by mail, direct deposit of payroll and social security checks, and US Savings Bonds.

Philosophy. The philosophy of the management of the bank with respect to its initial operations will be to emphasize prompt and responsive personal service to the residents of Forsyth County and Hall County, Georgia in order to attract customers and acquire market share now controlled by other financial institutions in the bank's market area. The organizers believe that First National of Forsyth offers the residents of Forsyth and Hall Counties and the surrounding areas the opportunity to have an ownership interest in a community bank, while also receiving the benefits associated with a locally owned and managed community bank. Through ownership in Allied Bancshares, the residents of the community will have a greater role in the development of the bank.

Management of First National of Forsyth intends to implement an active officer and director call program to promote these efforts. The purpose of this call program will be to describe the products, services and philosophy of the bank to both existing and new business prospects. In addition, the President of the bank has substantial banking experience in Forsyth and Hall Counties, which will be an asset in providing both products and services designed to meet the needs of the bank's customer base. Many of the organizers are active or past active members of the business community in Forsyth or Hall County, and their continued active community involvement will provide an opportunity to promote the bank and its products and services. The organizers intend to utilize effective advertising and superior selling efforts in order to build a distinct institutional image for the bank and to capture a customer base.

Bank Locations and Facilities. The main office of First National of Forsyth will be located on a 1.34 acre tract of land located on Market Place Boulevard just south of the intersection of Market Place Boulevard and Buford Dam Road in Forsyth County, Georgia. The bank plans to provide services to Forsyth and Hall County residents, as well as to residents from the adjacent counties.

Allied Bancshares has entered into an agreement under which an individual will have the option to transfer the 1.34 acre site valued at $850,000 in exchange for 85,000 shares of common stock of the company once the individual has received a copy of this prospectus. If the individual elects not to exchange the site for the shares of common stock, the company has the right to and will purchase the site for a purchase price of $850,000 within 45 days after the individual elects not to exchange the site for the common stock. In that event, the company will obtain a loan to obtain the funds necessary to close the purchase of the site. The company has obtained an independent appraisal of the site establishing that its fair market value is $850,000.

The company and the bank plan to build a 10,000 square foot, two-story building constructed on the property to be acquired by the bank. The company will draw on the real estate loan to fund any costs of construction of the building prior to completion of the offering. There will be 6 teller stations inside and 4 drive through stations. There will also be a stand-alone automatic teller machine accessible by automobile. The directors estimate that the cost of construction of the building will be approximately $1,500,000. The furniture, fixtures and equipment necessary for operation of the bank are projected to cost approximately $300,000. Construction, equipping and occupancy of the bank building is projected to occur by October, 2004. As set forth above, the directors anticipate that the bank will open for business by April 1, 2004, in a temporary building to be located on a portion of the site of the permanent bank building.

The company and the bank also plan to lease a branch office for the bank on Green Street, Gainesville, Hall County, Georgia. The company has negotiated a letter of intent for the lease of the space. The company will draw on the real estate loan guaranteed by the organizers to obtain the funds necessary to improve the space. The letter of intent provides for the execution of a lease agreement with a term of three to seven years to begin March, 2004. The annual rental rate is estimated to be $15.00 to $17.00 per square foot for the 4,478 square feet of space.

The branch will be located in approximately 4,500 square feet of office space in the office building located at 311 Green Street in Gainesville. There will be 3 teller stations inside and 2 drive through stations. There will also be a stand-alone automatic teller machine accessible by automobile. The cost of the lease will be $65,000 annually, plus utilities, taxes, insurance and common area maintenance charges. The directors estimate that the cost of leasehold improvements will be $25,000. The furniture, fixtures and equipment necessary for operation of the branch are projected to cost approximately $75,000. Construction, equipping and occupancy of the branch office is projected to occur by March, 2004. As set forth above, the directors anticipate that the branch will open for business by April 1, 2004. The bank intends to operate the branch under the trade name "First National Bank of Hall County."

Primary Market Area. First National of Forsyth's primary market areas consist of all of Forsyth County for the main office and all of Hall County for the branch office. The main bank site is on Market Place Boulevard near Buford Dam Road.

As stated above, the main office of the bank will be located on Market Place Boulevard near Buford Dam Road in Forsyth County, Georgia. This location has a Cumming address and is within the City of Cumming.

The bank's primary market areas (PMA) consist of two main areas. First is Forsyth County, which will be served by the main office to be located in Forsyth County. This office will be located on an out-parcel of an unimproved commercial tract of land located on Market Place Boulevard near the intersection of Georgia Hwy. 400 and Georgia Hwy. 20. This newly developed site is across the street from a shopping center anchored with a Super Target, a Ross Department Store, a Bed Bath and Beyond, and a Kohl's Department Store, along with five smaller stores. There are also a Pier One and an Outback Steak House Restaurant located on two additional out-parcels of the Super Target shopping center. The site is approximately 1 mile from Georgia Hwy. 400, approximately .5 miles from Georgia Hwy. 20 and approximately 1.5 miles from Atlanta Highway (Georgia Hwy. 9). Georgia Hwy. 9 is an extremely busy highway link between cities in north central Georgia and Atlanta. Georgia Hwy. 9 was one of the major highways running from north central Georgia to Atlanta prior to the construction and completion of Georgia Hwy. 400. Georgia Hwy. 9 remains a major connector between Dahlonega in Lumpkin County and Alpharetta, Roswell, Sandy Springs and Atlanta. Georgia Hwy. 20 is a major east/west link between interstate highway I-75 and interstate highway I-85. This site has the advantage of easy access to both of these major transportation arteries. In addition, Market Place Boulevard is part of an access highway paralleling Georgia Hwy. 400. Presently Market Place Boulevard terminates at its southern end at Peachtree Parkway (Georgia Hwy. 141) and at its northern end at Buford Dam Road. Sections of Market Place Boulevard are under construction and completion of the entire road will be finished within the next three years. This is an excellent location to provide banking services for this county and its fast growing population and business demographics. There are 15 bank offices within a five mile radius of this site. This site will serve the needs of the Cumming and Forsyth County population.

The second market area is Hall County, which will be served by the branch office to be located in Gainesville. The Hall County branch office will be located at 311 Green Street in Gainesville in an existing building at the intersection of Green Street and E. E. Butler Boulevard. The building is a five-story building located across the street from the Greater Hall Chamber of Commerce and next door to the Gainesville Times newspaper offices. The building is approximately 100 yards from the United States Post Office and is bordered on the south by an office and professional building formerly known as the old Coca-Cola bottling plant. The location is approximately three blocks from the downtown square of Gainesville. This building is considered one of the most visible office buildings in the central downtown area, and was the office of First Federal Savings & Loan of Gainesville for many years and more recently was the office of Branch Bank and Trust until the middle of 2002. The location is approximately 8.5 miles from Georgia Hwy. 400. Hall County is a dynamic, diverse and growing community. The City of Gainesville, the county seat of Hall County, and its surrounding area was recently designated a "metropolitan statistical area." Hall County is adjacent to the North Georgia mountains to the north and metro-Atlanta approximately 50 miles to the south. Gainesville and Hall County border the 38,000 acre Lake Lanier to the west. Hall County is growing rapidly. Household growth is about 3.5% annually, with 1,500 new households being added each year. Gainesville is the county seat of Hall County. Hall County is known as the poultry capital of the United States due to more poultry being processed in Gainesville and Hall County than in any other metropolitan area within the United States. This fact has enabled Gainesville to continue on a strong growth path and become self sufficient in its economic diversity.

Population. Forsyth County is ranked as the fastest growing county in Georgia and the third fastest growing county in the U.S. According to the Cumming Forsyth Chamber of Commerce, the population of Forsyth County in 2000 was 98,407 (a 123.2% increase since 1990). Forsyth's estimated 2001 population was 109, 352 (an 11.1% increase in one year). Forsyth County's population is estimated to increase to 163,210 by 2006 (a 65.95% increase over five years).

Hall County is the sixth fastest growing county in Georgia and one of the top 20 fastest growing counties in the U.S.. According to the Georgia 2000 Information System (an information system developed by the University of Georgia), the population of Hall County in 2000 was 139,277 (a 45.9% increase since 1990). Hall County's population is estimated to increase to 145,748 by 2005 (a 4.65% increase over five years).

The rapid growth rates of Forsyth and Hall Counties are attributable to the availability of land, proximity to Lake Lanier, the availability of cultural and recreational amenities, proximity to major shopping malls, proximity to interstate and state highways, and proximity to the City of Atlanta. In addition, Forsyth County has one of the lowest tax rates for any of the counties in the area. To attract new manufacturing and distribution companies, Forsyth and Hall Counties both offer 100 percent tax exemption on inventories from raw materials to finished goods being held for shipment.

Income Levels. According to the Georgia Department of Industry, Trade & Tourism, the 1999 per capita income for Forsyth and Hall Counties was $31,576 and $25,631, respectively. Average per capita income for the State of Georgia and the U.S. for the same period was $27,324 and $28,545, respectively. The 1997 median household income for Forsyth and Hall Counties was $60,250 and $38,435, respectively. Median household income for the State of Georgia and the U.S. for the same period was $36,372 and $37,005, respectively.

Employment. The services industry is the largest employment sector in Forsyth County (25.7%). Between 1996 and 2000, Forsyth's annual unemployment rate averaged 1.9%. The state's rate and the national average for the same period were 4.2% and 4.8%, respectively. As of June, 2003, Forsyth County reported a labor force of 62,257 and an unemployment rate of 3.8%.

Manufacturing, including chicken processing, makes up the largest employment sector (25.5%). Services are the fastest growing sector (12.1%), followed by construction (9%) and retail (11.1%). More than 12 banking companies operate in Hall County. Hall County attracts more foreign investment than any other Georgia county outside of Metro Atlanta. As of June, 2003, Hall County had a labor force of 80,326 and an unemployment rate of 4.1%.

Currently, unemployment in Forsyth and Hall Counties remains below the national unemployment rate (6.4% as of June, 2003), and the Georgia unemployment rate (5.4% as of June, 2003).

Residential Housing Growth. According to the Hall County Building Inspection Office, in 2002 Hall County had 1,415 new housing permits with a value of $192,241,500 or an approximate average value of $135,860 per home. The trend is in an upward direction.

According to the Forsyth County Building Inspection Office, in 2002 Forsyth County had 2,447 new single-family housing permits with a value of $286,233,670 or an approximate average value of $116,970. This growth trend is expected to continue over the next 5 to 10 years.

Economy. Due to the economic slow down of 2000-2002, Georgia's economy has experienced a downturn. The downturn has not impacted the Forsyth/Hall county areas as significantly as other parts of Georgia and the U.S. Unemployment remains below the national average, ranging from 4.5 to 5.0%.

Both the main office site in Forsyth County and the Hall County office sites are considered to be part of the rapidly growing Georgia 400 corridor, which extends from interstate I-85 in Atlanta north through Buckhead and north to Lumpkin County. Georgia 400 bisects north Fulton, Forsyth and Hall counties creating a major impetus for the northward migration of people and jobs. The Georgia 400 corridor is one of the fastest growing areas in metro Atlanta. Over the past 20 years, population and employment growth have extended outward from Atlanta in all directions. According to the Atlanta Regional Commission, from 1980 to 1996, the areas north, northwest and northeast of Atlanta, including the Forsyth and Hall County areas, accounted for more than two-thirds of the regional population and nearly three-fourths of the regional job growth. Hall County has been designated a statistical metropolitan area and has the second highest per capita net worth of any county outside of Georgia's major metropolitan areas.

The Atlanta Regional Commission's long-range outlook for the Atlanta region completed in 1997 predicts:

    By 2020, the region's population will be nearly 4.2 million, or an increase of 1.6 million since 1990;
    One million new jobs will be added between 1990 and 2020;
    Driven by economic expansion, in-migration will account for almost half of the region's population growth;
    The median age is expected to decline to 35.4 years in 2020 from 38.3 in 1990. The reasoning is that the baby boomers (those born between 1946 and 1963) will be retiring and leaving the area, thus a younger population;
    The service industry will claim one of every four new jobs;
    The retail trade will nearly double in size.

As a result of the migration of city residents to the suburbs, Atlanta has the longest travel distance to work of any city of similar size in the U.S. (average distance 32.7 miles in 1995). The migration of people to the suburbs results in a migration of jobs to suburban communities such as Hall and Forsyth Counties.

Competition. Ten regional or national holding companies and four community oriented banks serve Forsyth County. Three of the community oriented banks are branch offices of banks headquartered in other communities and one is locally owned and operated. According to the FDIC county summaries market share report, 25 banking offices operated in Forsyth County as of June 30, 2001, reporting deposits of $926,874,000. Deposits increased by 27% between 1999 and 2000. As a result of the economic slowdown, deposits increased by only 13% between 2000 and 2001. Three of the fourteen banking groups, all of which are branches of large bank holding companies, reported deposit declines due to consolidation of offices and not market forces. During 2000, eleven banks reported loss of market share. These banks grew but not as fast as the market. During the same period, two new branch offices opened and reported taking in a significant level of deposits at 4.7% of the market. Three of the banks, of which two are branches of regional or national holding companies and one is locally owned, reported increases in deposits but loss of market share.

The recent merger between First Union and Wachovia and consolidation of operations by SunTrust have caused a disruption in customer service and employee satisfaction levels. Bank of America is closing its downtown Cumming office and building several new branches, all of which will report through Atlanta. These institutions have lost customers and employees as a result of the public's perception of loss of local control and responsiveness. Other national firms such as Washington Mutual, Atlantic State Banks, SouthTrust Bank, and National Bank of Commerce have a very small share of the banking market. Chestatee State Bank of Dawson County and United Community Banks of Blairsville have small, recently established offices in the northern part of the county. Mountain State Banks is preparing to open a new office in the southern part of the county. One of the two independent banks headquartered in Forsyth County recently sold to an East Atlanta regional bank holding company. Therefore, there is a role for a new independently chartered financial institution headquartered in Forsyth County owned by local people, run by local managers, and directed by local business persons to serve the local needs and desires of the residents and businesses of the county.

Thirteen banking groups consisting of eleven branches of national holding companies, twenty-six branches of regional banks and eight local bank offices serve Hall County. According to the FDIC, as of June 30, 2002, forty-five banking offices, with deposits of $1,897,725,000, operate in Hall County. Deposits increased by 5% between 2001 and 2002.

The three largest banking groups in Hall County are Regions Bank, Wachovia Bank and Gainesville Bank and Trust. Regions Bank, an Alabama banking corporation, has nine offices with $687,459,000 in deposits. Wachovia Bank, N.A., a national bank, has four offices with $290,105,000 in deposits. Gainesville Bank and Trust, a local bank, has 7 offices with $213,660,000 in deposits representing a 11.64% market share. Its deposit base has grown by almost 30% since 2001. The smallest bank in the market, Brand Banking company, has one office and is not regarded as a competitive force.

Over the past three years, local community banks offering personalized service have gained in size and market share at a higher rate than larger regional banks. This trend indicates a need in Hall County for another local, community oriented bank to provide friendly, consistent service to the community. In addition, First National of Forsyth's proposed president, Andrew Walker, has extensive historical, financial and banking connections to the Hall County area. A fifth generation Hall Countian, Mr. Walker attended Gainesville public schools, worked as a bank officer with Gainesville National Bank, and later served eleven years as President of Georgia First Bank in Gainesville. Mr. Walker's connections, a growing economic area and a strong household income will all enhance the bank's position in the community.

Lending Policy. First National of Forsyth is being established to support Forsyth County and the adjacent county of Hall. Consequently, the bank will aggressively seek "good loans" primarily within a limited geographic area. "Good loans" are sound, profitable extensions of credit, properly underwritten with a reasonable expectation of repayment in accordance with the agreed upon terms and conditions. We project that the bank's real estate-related loans will comprise approximately 80% of its loan portfolio. We also project that the real estate loans will be divided approximately evenly among commercial real estate loans, construction and development loans, and residential real estate loans. The bank also plans to make commercial loans to small- and medium-sized businesses and professional concerns. We project that these loans will comprise approximately 15% of our loan portfolio. Finally, the bank plans to make consumer loans to individuals. We project that these loans will comprise approximately 5% of our loan portfolio.

Credit Risks. The principal economic risk associated with each category of the loans that First National of Forsyth expects to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the services and retail market segments. Risks associated with real estate loans also include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and, in the case of commercial borrowers, the quality of the borrower's management. In addition, a commercial borrower's ability both to evaluate properly changes in the supply and demand characteristics affecting its markets for products and services and to respond effectively to such changes are significant factors in the creditworthiness of a commercial borrower. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

The well established banks in Hall and Forsyth Counties are likely to make proportionately more loans to medium to large-sized businesses than the bank. Many of the commercial loans that the bank expects to make will likely be made to small- to medium-sized businesses which may be less able to withstand competitive, economic and financial pressures than larger borrowers.

Real Estate Loans. First National of Forsyth will make commercial real estate loans, construction and development loans, and residential real estate loans in and around Hall and Forsyth Counties. These loans will include commercial loans where the bank takes a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans which are classified as consumer loans.

Commercial Real Estate. Commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, although rates generally will not be fixed for a period exceeding 60 months. The bank will generally charge an origination fee. We will attempt to reduce credit risk on our commercial real estate loans by:

(1) Emphasizing loans on owner-occupied office and retail buildings;

(2) Limiting the ratio of the principal amount of the loan to the value of the collateral, as established by an independent appraisal, to no more than 80%; and

(3) Requiring that the net projected cash flow available for debt service equals 120% of the debt service requirement.

In addition, the bank may require personal guarantees from the property owners supported by the bank's review of the owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower's management. The bank will try to limit its risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

Construction and Development Loans. Construction and development loans will be made both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine months and interest is paid monthly. The ratio of the principal amount of the loan to the value of the collateral, as established by independent appraisal, generally will not exceed 80%. Speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed as the project is completed and only after the project has been inspected by an experienced construction lender or appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

Residential Real Estate. First National of Forsyth's residential real estate loans will consist of residential first and second mortgage loans and residential construction loans. We will offer fixed and variable rates on our mortgages. The amortization of first mortgages will generally not exceed 15 years and the rates will generally not be fixed for over 60 months. The ratio of the loan principal to the value of collateral, as established by independent appraisal, will generally not exceed 90%. We expect that these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and will minimize losses that could result from a downturn in the residential real estate market.

The bank may also originate mortgage loans for sale to institutional investors in the secondary market. The bank intends to limit interest rate risk and credit risk on these loans by locking in the interest rate for each loan with the secondary market investor and receiving the investor's underwriting approval before making the loan.

Commercial Loans. First National of Forsyth plans to make commercial loans to small and medium-size businesses and professional concerns. The terms of these loans will vary by their purpose and by their underlying collateral, if any. The bank will typically make equipment loans for a term of seven years or less at fixed or variable rates, with the loan being fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the amount of the loan to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms of one year or less and will usually be secured by accounts receivable, inventory and/or personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The quality of the commercial borrower's management, its ability to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services, and its ability to respond effectively to such changes are significant factors in a commercial borrower's creditworthiness.

Consumer Loans. The bank will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit. Consumer loan repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers, we plan to amortize the loan over the useful life of the asset. To minimize the risk that the borrower cannot afford the monthly payments, we plan to limit fixed monthly obligations to no more than 40% of the borrower's gross monthly income. The borrower should also be employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow to determine the impact of all of these factors on the borrower's ability to make future payments as agreed.

Investments. In addition to loans, the bank will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation.

Deposits. First National of Forsyth plans to establish solid core deposits, including checking accounts, money market accounts, a variety of certificates of deposit, and IRA accounts. The primary means used to attract deposits will be an aggressive marketing plan in the overall service area, a broad product line, and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, Forsyth and Hall Counties, obtained through personal solicitation by the bank's officers and directors, direct mail solicitations and advertisements published in the local media. Deposits will be generated by offering a broad array of competitively priced deposit services, including demand deposits, regular savings accounts, money market deposits (transaction and investment), certificates of deposit, retirement accounts, and other deposit or funds transfer services which may be permitted by law or regulation and which may be offered to remain competitive in the market.

Asset and Liability Management. The bank intends to manage its assets and liabilities to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity, and adequate liquidity. These management functions will be conducted within the framework of written loan and investment policies which the bank will adopt. The bank will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration, and interest adjustment period, and endeavor to manage any gaps in maturity ranges.

Employees. Upon commencement of operations, the bank is expected to have approximately 14 full-time employees. Allied Bancshares is not expected to have any employees who are not also employees of the bank.

MANAGEMENT

Proposed Officers and Directors

The following persons are the officers of Allied Bancshares:

Andrew K. Walker	President, Chief Executive Officer
Richard E. Bell	Vice President and Secretary- Treasurer
Sam R. Story, III	Vice President

Mr. Walker will also serve as President and C.E.O. of First National of Forsyth, as well as its Chairman of the Board. Mr. Bell will also serve as Senior Vice President and Chief Financial Officer of the bank, and Mr. Story will also serve as Executive Vice President and Senior Lending Officer of the bank.

The following table sets forth for the officers and the initial members of the Board of Directors of Allied Bancshares, (a) their names, addresses and ages, (b) the positions they will hold in the company, (c) the number of shares of common stock for which they intend to subscribe, and (d) the percentage of outstanding shares such number will represent if the minimum number of shares are sold in this offering and if the maximum number of shares are sold in this offering. The Board of Directors is divided into three classes, with each class being as nearly equal in number as possible, and the directors serve for staggered three-year terms. The present term of office of each director in Class One will expire at the annual shareholders meeting of the company to be held in April, 2004; the present term of office of each director in Class Two will expire at the annual shareholders meeting of the company to be held in April, 2005; and the present term of office of each director in Class Three will expire at the annual shareholders meeting of the company to be held in April, 2006. These persons will also serve as officers and directors of the bank. The Class in which each director belongs is indicated below. Additionally, in recognition of their acceptance of the financial risks incurred in connection with the organization of the company, the organizing directors will be granted warrants to purchase one share of common stock for each share purchased by them in this offering. However, the number of shares subject to purchase under the warrant of each organizer will not exceed 2.857% of the shares sold in the offering (25,715 warrant shares in the case of the minimum shares offered; 42,857 warrant shares in the case of the maximum shares offered). In addition, the aggregate number of warrants issued to the organizers will not exceed in any event 20% of the outstanding common stock upon completion of the offering. See "MANAGEMENT - Stock Warrants."

NAME AND ADDRESS (AGE)[CLASS]	POSITION TO BE HELD	NUMBER OF SHARES(1)	% OF MINIMUM(1)	% OF MAXIMUM(1)	NUMBER OF SHARES SUBJECT TO WARRANTS

Andrew K. Walker (51)[3] 7260 Laurel Oak Drive Suwanee, GA 30024	President and C.E.O.; Director	50,000(2)	5.56%	3.33%	42,857

Carl E. Hansson (52)[3] 6724 Crestwood PN Flowery Branch, GA 30542	Chairman; Director	42,857	4.76%	2.86%	42,857

Peter L. Gatti (43)[2] 6885 View Gardens Way Cumming, GA 30040	Director	42,857	4.76%	2.86%	42,857

Jim P. Meadows (58)[2] 2301 Persa Street Houston, TX 77019	Director	50,000	5.56%	3.33%	42,857

Jackson P. Turner (79)[3] P. O. Box 607 Dalton, GA 30720	Director	42,857	4.76%	2.86%	42,857

Brent H. Baker, Sr. (55)[1] 6020 Rose Hill Court Cumming, GA 30040	Director	30,000	3.33%	2.00%	30,000

John S. (Trip) Martin, III (52)[2] 210 Moccasin Hollow Duluth, GA 30097	Director	42,857	4.76%	2.86%	42,857

(Continued on next page)

NAME AND ADDRESS (AGE)[CLASS]	POSITION TO BE HELD	NUMBER OF SHARES(1)	% OF MINIMUM(1)	% OF MAXIMUM(1)	NUMBER OF SHARES SUBJECT TO WARRANTS

Sam R. Story, III (35)	Vice President	2,000(3)	0.02%	0.01%	----

Richard E. Bell (57)	Vice President, Secretary-Treasurer	30,000(4)	3.33%	2.00%	----

All Proposed Directors & Officers as a Group(5)		333,428	37.05%	22.23%	287,142

_________________________________

(1)All of such purchases will be at a price of $10.00 per share, the same price at which shares are being offered to the public. Additionally, in recognition of their acceptance of the financial risks incurred in connection with the organization of the company, the organizers will be granted warrants to purchase one share of common stock for each share purchased by them in this offering, but the aggregate number of warrants will not exceed 20% of the shares sold in the offering. See "MANAGEMENT - Stock Warrants." Assuming that the organizers purchase the indicated number of shares in this offering, and assuming all warrants issued in conjunction with shares purchased by the organizers are exercised, the organizers would own, as a group, 45.41% of the common stock to be outstanding upon the completion of this offering and exercise of the warrants if the minimum number of shares is sold and 32.93% of the common stock if the maximum number of shares is sold and the warrants exercised In the event that the minimum number of shares in this offering are not sold, the organizers may purchase additional shares of common stock for an aggregate of 450,000 shares of common stock (50% of the minimum and 30% of the maximum number of shares to be sold).

(2) Under his employment agreement, Mr. Walker also will be granted an option to purchase 25,000 shares of common stock at $10.00 per share. The options will vest over a five-year period and will have a term of 10 years. See "MANAGEMENT - Employment Agreement" below. The options will be granted to him at no cost to him for the grant of options. The number of shares shown above for Mr. Walker does not include the shares subject to stock options.

(3)Under his employment agreement, Mr. Story also will be granted an option to purchase 20,000 shares of common stock at $10.00 per share for a term of 10 years.

(4)Under his employment agreement, Mr. Bell also will be granted an option to purchase 20,000 shares of common stock at $10.00 per share for a term of 10 years.

(5)These figures are different from the sum of the individual percentages because of rounding.

Biographical information concerning the directors (the organizers) and executive officers and their business experience during the last five years is set forth below. None of the directors and officers are related, except Jackson P. Turner is Andrew K. Walker's father-in-law.

Andrew K. Walker - Mr. Walker was born in Atlanta, Georgia on January 9, 1952. He received a Bachelors Degree in Banking and Finance, cum laude, from the University of Georgia, Athens Georgia. He graduated from the Stonier Graduate School of Banking, Rutgers University, New Brunswick, New Jersey. Mr. Walker has been a banker since 1974, when he began his career at Gainesville National Bank (now Wachovia Bank, N.A.), Gainesville, Georgia. At Gainesville National Bank and thereafter at First National Bank of Atlanta, he worked in all phases of banking, including consumer lending, commercial lending, branch manager, and other management positions. In 1984 he became the President and City Executive officer of the Central Bank of the South, Auburn, Alabama. Subsequently, he became the President and Chief Executive Officer and a director of Georgia First Bank, Gainesville, Georgia. Mr. Walker took over this newly formed bank when it had assets of approximately $15 million in 1987 and managed the bank until December 1997. The bank had assets in excess of $150 million at that time. In December 1997, Mr. Walker became a Regional Executive with responsibility over five banks (including Georgia First Bank) with the parent holding company of Century South Banks, Inc. Mr. Walker resigned his position with Century South Banks, Inc. in July 1998 to pursue other opportunities. In September 1998 he became the President/C.E.O. and a director of First National Bank of Johns Creek, a newly formed bank in Forsyth County. In December 2002 First National Bank of Johns Creek merged into Main Street Bank. Mr. Walker was named Division Executive Officer for Main Street Bank - Johns Creek. In May 2003 Mr. Walker resigned to organize Allied Bancshares and First National of Forsyth. Mr. Walker has been and is involved in professional and civic activities. He is Treasurer and Chairman Elect (2005) of the Cumming Forsyth County Chamber of Commerce. He is past president of the Johns Creek Business Association and past President of the Rotary Club of Johns Creek. Mr. Walker serves as President/CEO of Allied Bancshares. He is past Chairman of the Greater Hall County Chamber of Commerce; past Chairman of The Hall County Economic Development Council; past Chairman of Hall Together Initiative; past Chairman of Lanier Park Regional Hospital; past Vice Chairman of the Gainesville and Hall County Development Authority; past Chairman of the Gainesville College Foundation; past Chairman of the Brenau University Advisory Board Trustees; past Chairman of the Human Relations Council of Hall County; past Director of the Gainesville Redevelopment Authority; past Director of the Gainesville-Hall County Convention and Visitors Bureau; past Director of United Way of Hall County; past Director of the Hall County Girls Club; past Director of the Christian Education Center; past Chairman of the 9th District of Georgia Bankers Association; past Director of the Gainesville Small Business Corporation; and past Chairman of the Alabama State AIB. Mr. Walker has received numerous honors for his work in business and civic activities, including a Paul Harris Fellowship from the Rotary Foundation; Leadership Georgia for 1995; Honorary Lifetime Foundation Trustee from Gainesville College; Community Volunteer of the Year from Brenau University in 1996 and 1998; an American Cancer Society Excalibur Award; two Silver Shovel Awards from the Greater Hall Chamber of Commerce; and a Gainesville Jaycees Key Man Award. Mr. Walker is a member of Johns Creek Baptist Church, is a former lay eucharistic minister in the Episcopal Church, and has served in various leadership roles in several churches.

Brent H. Baker, Sr. - Mr. Baker was born in Detroit, Michigan on February l, 1948. He received an Associates of Science Degree in Banking and Finance from Palm Beach College, West Palm Beach, Florida. He is also a graduate of The School of Banking of The South, Louisiana State University, Baton Rouge, Louisiana; The Graduate Commercial Lending School, University of Oklahoma, Norman, Oklahoma; and The National Installment Lending School, University of Colorado, Boulder, Colorado. Mr. Baker is president and sole owner of Brent Baker, Inc., an investment banking and bank consulting firm. He has been in the investment banking and bank consulting business since January of 1991 and has either been a partner or majority owner of several other firms. Prior to 1991, Mr. Baker had a 22 year banking career holding various senior management positions including President and CEO of a community bank with seven branch locations. He began his career in 1969 at National Bank of Detroit, Detroit, Michigan. In 1971 he moved to Florida to take a position with First Marine Bank, Palm Beach, Florida. In 1979 he moved to Atlanta, Georgia to accept a position with First Georgia Bank (which was acquired by First Union National Bank) where he served in various senior management positions, including President and CEO of Roswell Bank, in Roswell, Georgia, a subsidiary of First Union National Bank. In 1988, Mr. Baker joined HomeBanc, Atlanta, Georgia in a senior management position to assist in the conversion of a savings and loan association to a commercial bank. Mr. Baker served as an organizer of South Bank, N.A. and left before the bank opened. Mr. Baker has been involved in civic and community activities. He has been a member of the Exchange Club, the Kiwanis Club, the Rotary Club, Past President of N.E. Council of the Atlanta Chamber of Commerce, and a member of the Board of Directors of the Atlanta Chamber of Commerce. He was a fund-raiser for the building program of South Forsyth High School (a local community effort to construct a gymnasium field house). Mr. Baker was also Chairman of the Loan Committee for The Business Development Corporation of Georgia and is currently a director of Business Growth Corporation of Georgia (a non-profit community development corporation).

Peter L. Gatti - Mr. Gatti was born in Pittston, Pennsylvania on February 2l, 1960. He received an Associate's Degree from Luzerne County Community College, Nanticoke, Pennsylvania in Business Administration-Accounting. Since 1989, Mr. Gatti has been Vice President and co-owner of Fax Tax, Inc. and E-Tax, Inc., accounting and tax firms that have over 600 satellite offices in fifteen states which process tax returns on an electronic basis. As an owner, Mr. Gatti is responsible for every aspect of this network of offices to assure proper and correct tax filings. From 1995 until 2001, Mr. Gatti was President and sole owner of P.C Vending, Inc which was a full service vending company. He was responsible for all aspects of this company. Mr. Gatti is a former member of the Board of Directors of First National Bank of Johns Creek which was acquired by Main Street Bank in December, 2002. He is also involved in the parent teacher organization. Mr. Gatti is a former member of the Charleston, South Carolina Rotary Club. He is involved in local children's sports programs through coaching in children's baseball, basketball and soccer leagues.

Carl E. Hansson - Mr. Hansson was born in Grand Rapids, Michigan on March 8, 1951. He received a Bachelor of Science Degree and a Masters Degree from Western Michigan University. Mr. Hansson is the founder, Chairman and Chief Executive Officer of B & H Products, Inc. which operates under the name of its wholly owned subsidiary, The Sports Section, Inc. The Sport Section, Inc. is a youth sports photography company, and its processes and programs have been franchised to 189 locations in 43 states, Canada, New Zealand and Australia. The company takes photographs of sports teams and/or individuals and then provides pictures or sport cards or will transfer these pictures to clothing or other articles. Mr. Hansson managed the operation since its inception in 1983. Mr. Hansson was an organizer and Chairman of the Board of First National Bank of Johns Creek from 1998-2002 until the bank was acquired by Main Street Banks, Inc. Mr. Hansson is involved in many local civic activities, especially as they relate to education and children. Currently, he serves as Chairman of Make-A-Wish Foundation of Alabama and Georgia and is a National Board Member of Make-A-Wish Foundation. He also served as: chairman and committee member to evaluate Dolvin Elementary School as a National School of Excellence; Advisory Chairman of South Forsyth Middle School; Advisory Chairman of South Forsyth High School; Den Leader-Cub Scouts; Member of North Fulton County Rezoning Commission; Co-Chairman of Forsyth Strategic Planning Commission; Chairman of an election committee to pass a bond referendum for education in Forsyth County. He also organized several golf tournaments to raise funds for civic and charitable causes.

John S. Martin, III - Mr. Martin was born in Shelbyville, Tennessee on September 30, 1951. He received a Bachelors Degree and a Masters Degree from the University of Georgia. Mr. Martin is President and owner of GeorgiaLink Public Affairs Group, a consulting company which assists companies with governmental affairs. His responsibilities include managing the company and working with public companies to coordinate activities with government officials. He has served as President of the company since its founding in 1990. He served on the First National Bank of Johns Creek Board of Directors from 1998 until 2002. Mr. Martin is actively involved in various community activities. He is a former member of the Bainbridge Rotary Club; is a former member of the Buckhead Rotary Club; is a member of the Executive Committee of the University of Georgia Alumni Association; and is a member of Mt. Pisgah United Methodist Church, A1pharetta, Georgia. He is also a member of the Atlanta Athletic Club and the Atlanta Club Society.

Jim P. Meadows - Mr. Meadows was born in Odessa, Texas on April 11, 1945. He received a Bachelors Degree from Texas Christian University in Economics. He attended the University of Georgia school of Law in 1967 and 1968. He attended the Stonier Graduate School of Banking from 1976 through 1978. He graduated from the ABA School of Commercial Lending at the University of Oklahoma. Mr. Meadows began a career in banking in 1970 with the Gainesville National Bank (now Wachovia Bank, N.A.), Gainesville, Georgia. At Gainesville National Bank, Mr. Meadows worked in all phases of banking, including teller operations, lending, and collections and was named branch manager of the bank's Oakwood branch. In 1973, Mr. Meadows was an Assistant Vice-President with Dekalb County Bank, and named manager of the bank's Dunwoody branch. In 1975, Mr. Meadows took the position of Executive Vice President and Director of Peoples Bank of LaGrange, Georgia. In December of 1977, Mr. Meadows was named President and CEO of Brazosport Bank of Texas, Freeport Texas. Brazosport Bank was an independent bank located near Houston, Texas. Mr. Meadows resigned his position as President and CEO in March of 1984 and in concert with several other investors and friends formed a one-bank holding company, Houston Bancorporation, Inc. The holding company acquired Citizens National Bank, Houston, Texas, in January of 1985. Mr. Meadows was CEO and Chairman of the Board of the holding company and the bank until 1997. During Mr. Meadow's tenure, Citizens National Bank became one of the highest and most consistent financial performers in the industry. When the bank was sold to Banco Popular, NA in 1997 Mr. Meadows owned more than 60% of the bank and holding company and remained with Banco until January 1999 as an Executive Officer and Advisor. In 1999 Mr. Meadows formed Casa Mortgage, Inc., a wholesale mortgage banking company located in Houston, Texas. Mr. Meadows is the sole shareholder and Chairman of the Board. The company continues to operate in Houston and other Texas markets. Mr. Meadows serves as a volunteer on-line ombudsman for the resolution of consumer banking conflicts. He has been approved as a consultant with ACDI VOCA, (a non-profit organization funded by the USAID and the World Bank) as a consulting expert in asset-liability management for banks in emerging countries. Mr. Meadows has been active in various Chambers of Commerce in Georgia and Texas. He also has been active in service clubs such as Rotary International. He has participated in volunteer efforts in Georgia and Texas. He has spoken to several organizations on the benefits to the banking industry and society of home lending to those with low-moderate incomes. He has been invited by the Comptroller of the Currency and has participated in National Round Table discussions concerning equal access lending. Mr. Meadows currently lives in Houston Texas and summers in Highlands, North Carolina.

Jackson P. Turner - Mr. Turner was born in Dalton, Georgia on October 28, 1924. He attended public school and graduated from the public school system of the City of Dalton Georgia. Mr. Turner is Chairman, President and the majority owner of C. C. Financial, Inc., Dalton, Georgia. Mr. Turner has served on numerous bank boards of directors. He served as Chairman of First National Bank of Dalton from 1965 to 1980; Chairman of The Bank of Dalton from 1970 to 1985; Director of First Railroad & Banking company from 1980 to 1985; Director of First Union National Bank of Georgia from 1986 to 1993; Chairman of Alliance National Bank from 1999 to present, and director of the First National Bank of Johns Creek from 1998 through 2002. Mr. Turner serves as Vice-Chairman of the company. Mr. Turner has been actively involved in civic and community affairs. He is past Chairman of the Dalton College Foundation, Inc.; past President of the Dalton-Whitfield County Chamber of Commerce; past President of the Carpet & Rug Institute; former Trustee of Shorter College; and past Chairman of the Georgia Ports Authority. In 1994, Mr. Turner was inducted into the Dalton Education Foundation Hall of Fame in recognition of his outstanding contributions to the Dalton Community. Mr. Turner is currently serving as a member of the Board of Trustees of Mercer University. Mr. Turner is Chairman of the Finance Committee and a trustee of the Hamilton Healthcare System, Inc. He is a life associate and past Chairman of the Whitfield Healthcare Foundation and a past Chairman of the Hamilton Medical Center, Inc. and the Dalton Whitfield County Hospital Authority. He is active in the affairs of the Georgia Hospital Association and is a past Chairman of the Association. He is a recipient of the Distinguished Service Award from the Georgia Hospital Association and has served in the House of Delegates of the American Hospital Association.

Sam R. Story, III - Mr. Story was born in Gainesville, Georgia on September 14, 1968, and is a life long resident of Forsyth County. He attended North Georgia College and State University where he received his Bachelor of Business Administration with a major in accounting and a minor in finance. After graduation Mr. Story began his business career with Century 21 Real Estate Corporation as a staff auditor, and was eventually promoted to Audit Manager for the Southeast Division. He began his banking career in a lending position with HomeBanc Mortgage Corporation in 1994. From there he moved into a commercial lending position with The Peoples Bank of Forsyth County, a wholly owned subsidiary of First National Bancorp, Hall County, Georgia. While there he received credit training in both consumer and commercial cash flow analysis. First National Bancorp eventually merged with Regions Financial Corp. and Regions Bank, its subsidiary. Mr. Story remained with Regions Bank receiving additional credit training through the bank as well as the American Institute of Banking. He also served as an Assistant Branch Manager responsible not only for lending, but for the day-to-day management of the staff. This was during the period from 1995 to 1997. Mr. Story left Regions Bank in 1997 to further pursue his career in commercial real estate with Formation Capital. He began with the firm as a director and eventually was promoted to vice president. The firm worked directly with Southtrust Bank and Conti-Financial, a subsidiary of The Continental Grain company, in providing financing to the senior housing and long-term care industry. Mr. Story served as a production officer as well as the head underwriter responsible for the review of credit memorandums, property inspection reports and appraisal review reports prior to the closing and funding of commercial real estate transactions. He also worked directly with legal counsel in the drafting and negotiating of loan documents prior to closings. Mr. Story remained with the firm through February, 2001, when he joined First National Bank of Johns Creek as a Vice President of Commercial Lending. While at First National Bank of Johns Creek he also helped open a branch bank under the name First National Bank of Midway, and served as its manager. First National Bank of Johns Creek merged into Main Street Bank in December, 2002. Mr. Story remained with the bank as a Vice President through August, 2003, prior to taking his present position with the company. He is presently attending Stonier Graduate School of Banking at Georgetown University where he will complete his studies in June, 2005. Mr. Story has 13 years of banking and financial analysis experience.

Richard E. Bell - Mr. Bell was born in Lexington, North Carolina on June 26, 1946. He received a Bachelor of Business Administration degree from Emory University and a Masters of Business Administration degree from Duquesne University. Mr. Bell has more than 30 years of financial management experience with twenty years of management experience in community banks. He began his business career with the General Electric company in Syracuse, New York, followed by assignments with the company in Erie, Pennsylvania. He began his banking career in a managerial position with Equibank, N.A. in Pittsburgh, Pennsylvania in 1975. This was followed by a controller position with Citytrust Bank in Bridgeport, Connecticut during the period 1979 to 1985. In 1985 he moved to Atlanta to become the Chief Financial Officer of Heritage Bank in Atlanta, Georgia and remained with the bank until it was acquired by BankSouth in 1987. Mr. Bell became the Corporate Treasurer for Georgia Federal Bank in 1987 and remained in this position until the bank was acquired by First Union Bank in 1993. Later in 1993 Mr. Bell became the Chief Financial Officer of Commercial Bank of Georgia and remained in this position until its was acquired by Colonial Bank in 1995. Subsequently, he accepted a position in 1995 as Vice-President of Corporate Development with National Data Corporation in Atlanta, Georgia, a processor of credit card payment transactions for financial institutions and for merchants directly. He became Treasurer of National Data Corporation in 1997 held this position through a corporate spin-off of the payment systems business in 2001. He was appointed Treasurer of the successor company known as NDCHealth Corporation and remained with this company until the fourth quarter of 2002.

Officer Compensation

Andrew K. Walker has an employment agreement with Allied Bancshares and First National of Forsyth under which he will serve as President and Chief Executive Officer of the company and of the bank. The employment agreement provides for an initial term of 5 years. He will be paid an initial annual salary of $140,000. He will also be entitled to certain performance bonuses subsequent to the bank's opening. The criteria for earning performance bonuses will be established by the Board of Directors.

Under Mr. Walker's employment agreement, the company will grant to him on the date of the closing of the stock offering for the initial capitalization of the company and the bank options to purchase 25,000. The purchase price for the shares will be $10.00 per shares, and the options will have a term of ten years. The option agreement will provide that the option to purchase one-fifth of the shares subject to the options will vest on the last day of each of the first five fiscal years of the company after the opening date of the bank, but only if Mr. Walker remains employed by the company and the bank on such date. If the bank's primary regulator issues a capital directive or other order requiring the bank to obtain additional capital, the options will be forfeited if not then exercised. The Board anticipates that upon adoption of a stock option plan for all officers and employees (see "Stock Option Plan" on page 33 below), Mr. Walker's option will be exchanged for options, with the same terms, issued under such stock option plan. Such stock option plan will be subject to the approval of the shareholders of the company.

Mr. Walker will also participate in any retirement, welfare, deferred compensation, life and health insurance and other benefit plans or programs of the bank. He will also participate in any long-term equity incentive program of the company, if one is implemented, and will be eligible for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by the bank. He will be provided an automobile to be used primarily for business purposes, and the bank will pay operating, maintenance and insurance expenses for the automobile. The bank will pay monthly membership dues for Mr. Walker at all service organizations and professional associations. The bank will also obtain a membership in an area country club on behalf of Mr. Walker and pay the membership dues on his behalf.

If the company and the bank terminate Mr. Walker's employment without cause during the term of the agreement, the bank and the company will be obligated to pay him severance pay for the remaining term of the agreement. If Mr. Walker's employment is terminated due to a sale, merger or other change of control of the company, the bank and the company will be obligated to pay him severance pay equal to 100% of his then current monthly base salary each month for 12 months from the termination date. Furthermore, the company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

In addition, Mr. Walker's employment agreement provides that for a period of twelve months following voluntary termination by Mr. Walker, but not beyond the original termination date of his employment term under the agreement, Mr. Walker may not so long as he is receiving compensation from the bank: (i) be employed in the banking business or any related field thereto within Forsyth County, (ii) solicit customers of the bank for the purpose of providing financial services; (iii) solicit employees of the bank for employment; (iv) furnish anyone or use any list of customers of the bank for banking purposes; or (v) furnish, use or divulge to anyone any information acquired by him from the bank relating to the bank's methods of doing business.

Mr. Walker will also receive other employment benefits under his employment agreement with the company and the bank as spelled out in his employment agreement.

Officers and directors of Allied Bancshares will not be separately compensated for their services to the company until the company earns a cumulative profit.

Director Compensation

Directors will not be compensated for their services as directors of the company or the bank until the bank earns a cumulative profit.

Certain Transactions and Relationships

It is possible that Allied Bancshares and First National of Forsyth will have banking and other business transactions in the ordinary course of business with directors and officers of the company and the bank, including members of their families or corporations, partnerships or other organizations in which such directors and officers have a controlling interest. If such transactions occur, they will be on substantially the same terms, including price, or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the company and the bank.

To facilitate the company's formation and the bank's formation, the organizers arranged a line of credit from Alliance National Bank, Dalton, Georgia, in the aggregate amount of $600,000 to pay organizational and pre-opening expenses for the bank and the company. The organizers have personally guaranteed the organization loan. The organization loan and interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied. See "USE OF PROCEEDS."

To finance part of the cost of construction of the bank's main office, the organizers arranged an additional loan from Alliance National Bank in the aggregate amount of $400,000. The organizers will personally guarantee the loan. The real estate loan and interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied. See "USE OF PROCEEDS."

Jackson P. Turner, one of the organizing directors of Allied Bancshares, also serves as Chairman of the board of directors of Alliance National Bank, Dalton, Georgia. Alliance National Bank is publicly held and is a reporting company which files quarterly and annual reports with the OCC instead of the Securities and Exchange Commission.

The company will pay Brent Baker, Inc., a bank consulting firm, a fee of $35,000 for its assistance in preparing and filing the applications with the OCC and the FDIC for First National of Forsyth. Brent H. Baker, Sr., one of the organizing directors, is the president and owner of Brent Baker, Inc.

Stock Option Plan

Allied Bancshares intends to adopt a stock option plan pursuant to which officers and key employees of the company and the bank may be granted options to purchase shares of the company's stock as compensation for past services or as incentive for services to be rendered. The plan has not yet been adopted, and when adopted by the Board of Directors, will be submitted to the shareholders of the company for approval or ratification. The organizers contemplate that the number of shares of the company's common stock authorized to be issued pursuant to any stock option plan initially will not exceed 200,000 shares of the company's common stock. 200,000 shares is 22.2% of the minimum number of shares to be sold in the offering and 13.3% of the maximum number to be sold. Exercise of any such options could have a dilutive effect on the shareholders' interest in the company's earnings and book value. In the future, it is possible that the company could issue additional shares of its common stock. Any such stock offering by its nature could be dilutive to the holdings of purchasers in this offering.

Stock Warrants

In recognition of the financial risk they have undertaken in organizing Allied Bancshares and First National of Forsyth and to encourage the organizers to serve as directors of the company and the bank for at least three years, for each share of common stock an organizer purchases, directly or indirectly, such as through an IRA account or through the name of a spouse or child, the organizer will also receive, for no additional consideration, a warrant to purchase one additional share of the company's common stock. However, the number of shares subject to purchase under the warrant of each organizer will not exceed 2.857% of the shares sold in the offering, which equals 25,715 warrant shares in the case of the minimum shares offered and 42,857 warrant shares in the case of the maximum shares offered. In addition, the aggregate number of warrants issued to the organizers will not exceed in any event 20% of the outstanding common stock upon completion of the offering. The warrants, which will be represented by separate warrant agreements, will be issued as of the date of issuance of the common stock sold in the offering and will be exercisable in whole or in part at an exercise price equal to $10.00 per share. The shares issued pursuant to the exercise of such warrants will be transferable, subject to compliance with applicable securities laws.

The term of the warrants will be ten years from the grant date. However, in the event an organizer's service as a director of the company terminates for any reason other than death or total disability, his warrants will terminate three months after the date his service as a director terminates. In the event of death, an organizer's estate will have six months to exercise his warrants. At the end of six months after the date of death, his warrants will terminate. In the event of total disability, an organizer will have twelve months to exercise his warrants, at which point they will terminate. Also, if there is a merger or similar change of control of the company, an organizer will have until the end of the ten-year term of his warrants to exercise them. The warrants will not be transferable except in the event of the death of an organizer.

The warrants vest over a three-year period. In other words, under the terms of the warrants an organizer may only exercise the right to purchase one-third of the shares which are subject to purchase under his warrants after the expiration of one year of continuous service as a director from the grant date, an additional one-third of the warrant shares after the expiration of two years of continuous service as a director from the grant date, and the final one-third of the warrant shares after the expiration of three years of continuous service as a director from the grant date. In effect, an organizer becomes entitled to exercise the right to purchase one-third of the shares under his warrants after the expiration of each year during a three-year period of continuous service as a director of the company.

If a primary regulator of the company or the bank issues a capital directive or other order requiring the company or the bank to obtain additional capital, the warrants will be forfeited if not then exercised. Exercise of any such warrants could have a dilutive effect on the shareholders' interest in the bank's earnings and book value.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is currently no market for the shares of common stock and it is not likely that an active trading market will develop for the shares in the future. There are no present plans for the company's common stock to be traded on any stock exchange or over-the-counter market. As a result, investors who need or wish to dispose of all or part of their shares may be unable to do so except in private, directly negotiated sales.

DESCRIPTION OF COMMON STOCK OF THE COMPANY

General

Allied Bancshares' Articles of Incorporation authorize the company to issue up to 10,000,000 shares of its common stock, par value $.10 per share, of which a minimum of 900,000 shares and a maximum of 1,500,000 shares will be issued pursuant to this offering.

All shares of common stock of the company will be entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the company, whether voluntary or involuntary, to share equally in all assets of the company available for distribution to the shareholders. It is not anticipated that the company will pay any cash dividends on the common stock in the near future. See "DIVIDENDS." Each holder of common stock will be entitled to one vote for each share on all matters submitted to the shareholders. Holders of common stock will not have any preemptive right to acquire authorized but unissued capital stock of the company. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to the common stock. All shares of the common stock issued in accordance with the terms of this offering as described in this prospectus will be fully-paid and non-assessable.

Shares Held by Affiliates

Upon completion of this offering, Allied Bancshares will have a minimum of 900,000 shares and a maximum of 1,500,000 shares outstanding. All of these shares will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended (the "1933 Act"), except for shares purchased in this offering by the organizers.

The organizers (the directors of the company) are "affiliates" of the company as that term is defined in Rule 144 adopted under the 1933 Act, and, as a result, their shares will be subject to certain resale restrictions.

Rule 144 generally provides that a person, including an affiliate of the company, who has beneficially owned shares for at least two years would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly trading volume of the common stock during the four calendar weeks preceding such sale, whichever is greater. While affiliates may generally sell non-restricted shares under Rule 144 without regard to the length of their holding period, all shares purchased by the organizers will be purchased for investment purposes and not with a present intention of redistribution.

There can be no assurance that a public market for the common stock will exist at any time subsequent to this offering. As a result, investors who may wish or who need to dispose of all or a part of their investment in the common stock may not be able to do so except for private direct negotiations with third parties, assuming that third parties are willing to purchase the common stock.

CERTAIN PROVISIONS OF THE COMPANY'S

ARTICLES OF INCORPORATION AND BYLAWS

The Articles of Incorporation of Allied Bancshares contain certain provisions which would have the effect of impeding an attempt to change or remove management of the company or to gain control of the company in a transaction not supported by its Board of Directors. The Articles of Incorporation of the company also contain a provision which eliminates the potential personal liability of directors for monetary damages. The Bylaws of the company contain certain provisions which provide indemnification for directors of the company. Each of these provisions is discussed more fully below.

Anti-Takeover Provisions

Classified Board of Directors. The Bylaws of the company provide that the company's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of the company's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for the company's shareholders to change a majority of the members of the Board.

Change in Number of Directors. Article 7 of the Articles of Incorporation of the company provides that any change in the number of directors of the company, as set forth in its Bylaws, would have to be made by the affirmative vote of 2/3 of the entire Board of Directors or by the affirmative vote of the holders of at least 2/3 of the outstanding shares of common stock.

Under Georgia law, the number of directors may be increased or decreased from time to time by amendment to the Bylaws, unless the Articles of Incorporation provide otherwise or unless the number of directors is otherwise fixed by the shareholders.

Removal of Directors. Article 8 of the Articles of Incorporation of the company provides that directors of the company may be removed during their terms with cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock or without cause by the affirmative vote of the holders of at least 2/3 of the outstanding shares of common stock. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over the company, or determination by at least 2/3 of the incumbent directors of the company that the conduct of the director to be removed has been inimical to the best interests of the company.

Under Georgia law, any or all of the directors of a corporation may be removed with or without cause by the affirmative vote of a majority of the shares represented at a meeting at which a quorum is represented and entitled to vote thereon, unless the Articles of Incorporation provide otherwise.

Supermajority Voting on Certain Transactions. Under Article 12 of the Articles of Incorporation of the company, with certain exceptions, any merger or consolidation involving the company or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least 2/3 of the outstanding shares of common stock. However, if the Board of Directors of the company has approved the particular transaction by the affirmative vote of 2/3 of the entire Board, then the applicable provisions of Georgia law would govern and shareholder approval of the transaction would require the affirmative vote of the holders of only a majority of the outstanding shares of common stock entitled to vote thereon.

The primary purpose of this Article is to discourage any party from attempting to acquire control of the company through the acquisition of a substantial number of shares of common stock followed by a forced merger or sale of assets without negotiation with management. Such a merger or sale might not be in the best interests of the company or its shareholders. This provision may also serve to reduce the risk of a potential conflict of interest between a substantial shareholder on the one hand and the company and its other shareholders on the other.

The foregoing provision could enable a minority of the company shareholders to prevent a transaction favored by the majority of the shareholders. Also, in some, circumstances, the directors could cause a 2/3 vote to be required to approve the transaction by withholding their consent to such a transaction, thereby enhancing their positions with the company and the bank. However, of the eight persons who are directors of the company, only one will be affiliated with the company and the bank in a full-time management position.

Evaluation of an Acquisition Proposal. Article 13 of the company's Articles of Incorporation provides that the response of the company to any acquisition proposal made by another party will be based on the Board's evaluation of the best interests of the company and its shareholders. As used herein, the term "acquisition proposal" refers to any offer of another party (a) to make a tender offer or exchange offer for any equity security of the company, (b) to merge or consolidate the company with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets owned by the company.

Article 13 charges the Board, in evaluating an acquisition proposal, to consider all relevant factors, including (a) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of the company and the bank, (b) the expected social and economic effects on the communities within which the company and the bank operate, and (c) the consideration being offered by the other corporation in relation (i) to the then current value of the company as determined by a freely negotiated transaction and (ii) to the Board of Directors' then estimate of the company's future value as an independent entity. The enumerated factors are not exclusive, and the Board may consider other relevant factors.

This Article has been included in the company's Articles of Incorporation because the bank is charged with providing support to and being involved with the communities it serves, and the Board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the consideration being offered in relation to the then market or book value of the common stock. No provisions of Georgia law specifically enumerate the factors a corporation's board of directors should consider in the event the corporation is presented with an acquisition proposal.

While the value of the consideration offered to shareholders is the main factor when weighing the benefits of an acquisition proposal, the Board believes it appropriate also to consider all other relevant factors. For example, this Article directs the Board to evaluate the consideration being offered in relation to the then current value of the company determined in a freely negotiated transaction and in relation to the Board's then estimate of the future value of the company as an independent concern. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The Board believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market value (i.e., the value at which shares are then currently trading), it is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current value, but also the future value of the company.

One effect of this Article may be to discourage a tender offer in advance. Often an offeror consults the Board of a target corporation prior to or after commencing a tender offer in an attempt to prevent a contest from developing. In the opinion of the Board, this provision will strengthen its position in dealing with any potential offeror which might attempt to acquire the company through a hostile tender offer. Another effect of this Article may be to dissuade shareholders who might be displeased with the Board's response to an acquisition proposal from engaging the company in costly litigation. This provision, however, does not affect the right of a shareholder displeased with the Board's response to an acquisition proposal to institute litigation against the company and to allege that the Board breached an obligation to shareholders by not limiting its evaluation of an acquisition proposal to the value of the consideration being offered in relation to the then market or book value of the common stock.

Article 13 would not make an acquisition proposal regarded by the Board as being in the best interests of the company more difficult to accomplish. It would, however, permit the Board to determine that an acquisition proposal was not in the best interests of the company (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the Board might have the effect of maintaining the positions of incumbent management.

Amendment of Provisions. Any amendment of Articles 7, 8, 10, 12, and 13 of the company's Articles of Incorporation requires the affirmative vote of the holders of at least 2/3 of the outstanding shares of common stock, unless 2/3 of the entire Board of Directors approves the amendment. If 2/3 of the Board approves the amendment, the applicable provisions of Georgia law would govern, and the approval of only a majority of the outstanding shares of common stock would be required.

Limitation of Liability

Article 10 of the company's Article of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the company and to the shareholders of the company for breach of a duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the company, (b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper material tangible personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. Article 10 does not eliminate or limit the right of the company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Article 10 was adopted by the company pursuant to the Georgia Business Corporation Code which allows Georgia corporations, with the approval of their shareholders, to include in their Articles of Incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. Article 10 was included in the company's Articles of Incorporation to encourage qualified individuals to serve and remain as directors of the company. While the company has not experienced any problems in locating directors, it could experience difficulty in the future as the company's business activities increase and diversify.

Article 10 was also included to enhance the company's ability to secure liability insurance for its directors at a reasonable cost. While the company intends to obtain liability insurance covering actions taken by its directors in their capacities as directors, the Board of Directors believes that the current director's liability insurance environment, and the environment for the foreseeable future, is characterized by increasing premiums, reduced coverage and an increasing risk of litigation and liability. The Board of Directors believes that Article 10 will enable the company to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

Indemnification

The Bylaws of Allied Bancshares contain certain indemnification provisions which provide that directors, officers, employees or agents of the company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceedings.

When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that the company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

The Bylaws of the company also provide that the indemnification rights set forth therein are not exclusive of other indemnification rights to which a director may be entitled under any bylaw, resolution or agreement either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. The company can also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by the company's shareholders. The company may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages. See "CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES AND BYLAWS - Limitation of Liability."

The indemnification provisions of the Bylaws specifically provide that the company may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him in any such capacity, whether or not the company would have had the power to indemnify against such liability.

The company is not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the company may be sought.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Allied Bancshares pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the company of expenses incurred or paid by the director, officer or controlling person of the company in the successful defense of any action, suit or proceedings is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SUPERVISION AND REGULATION

Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations affecting Allied Bancshares and First National of Forsyth. This summary is qualified in its entirety by reference to the particular statutory and regulatory provision referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the company and the bank. Supervision regulation and examination of the company and the bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the company.

Bank Holding company Regulation

Allied Bancshares will be a registered holding company under the Bank Holding Company Act of 1956 (the "BHC Act") and the Georgia Bank Holding Company Act (the "Georgia BHC Act") and will be regulated under such acts by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and by the OCC, respectively.

As a bank holding company, the company is required to file annual reports with the Federal Reserve and the OCC and such additional information as the applicable regulator may require pursuant to the BHC Act and the Georgia BHC Act. The Federal Reserve and the OCC may also conduct examinations of the company to determine whether it is in compliance with both BHC Acts and the regulations promulgated thereunder.

The BHC Act also requires every bank holding company to obtain prior approval from the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not already majority owned or controlled by that bank holding company. Acquisition of any additional banks would also require prior approval from the OCC.

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") amended federal law to permit bank holding companies to acquire existing banks in any state, and any interstate bank holding company may merge its various bank subsidiaries into a single bank with interstate branches. States had the authority to authorize interstate branching prior to June 1, 1997 or alternatively, to opt out of interstate branching prior to that date.

In response to the Interstate Act, Georgia legislation permits interstate branching where the branch banks are acquired by merger or acquisition between an out-of-state bank and a Georgia bank. Furthermore, recent Georgia legislation greatly diminishes the historical legal restrictions on establishing branch banks across county lines in Georgia. Since July 1, 1998, banks have been permitted to establish branch banks statewide in Georgia without limitation.

In addition to having the right to acquire ownership or control of other banks, a bank holding company is authorized to acquire ownership or control of nonbanking companies, provided the activities of such companies are so closely related to banking or managing or controlling banks that the Federal Reserve considers such activities to be proper to the operation and control of banks. Regulation Y, promulgated by the Federal Reserve, sets forth those activities which are regarded as closely related to banking or managing or controlling banks and, thus, are permissible activities for bank holding companies, subject to approval by the Federal Reserve in individual cases.

Federal Reserve policy requires a bank holding company to act as a source of financial strength and to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not be warranted. Under these provisions, a bank holding company may be required to loan money to its subsidiaries in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the holding company to such subsidiary banks are likely to be unsecured and subordinated to such bank's depositors and perhaps to its other creditors.

Bank Regulation

Allied Bancshares will initially have one subsidiary bank, First National Bank of Forsyth County. First National of Forsyth will be a national bank chartered under the laws of the United States and will be subject to examination by the OCC. The OCC regulates or monitors all areas of a bank's operations and activities, including reserves, loans, mergers, issuance of securities, payment of dividends, interest rates and establishment of branches.

The bank will also be insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured state banks which are not members of the Federal Reserve to determine the condition of such banks for insurance purposes. The FDIC also approves conversions, mergers consolidations and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assuming bank is an insured non-member state bank.

Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the BHC Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited for engaging in certain tying arrangements in connection with any extension of credit or provision of any property or services.

As a national bank, the bank may not pay dividends from its paid-in-capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one-tenth of the bank's net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Under the 1991 Act (defined below), the bank may not pay a dividend if, after paying the dividend, the bank would be undercapitalized. See, "Capital Requirements" below.

Capital Requirements

Regulatory agencies measure capital adequacy with a framework that makes capital requirements sensitive to the risk profile of the individual banking institution. The guidelines define capital as either Tier 1 capital (primary shareholders equity) or Tier 2 capital (certain debt instruments and a portion of the reserve for loan losses). There are two measures of capital adequacy for bank holding companies and their subsidiary banks: the Tier 1 leverage ratio and the risk-based capital requirements. Bank holding companies and their subsidiary banks must maintain a minimum Tier 1 leverage ratio of 4%. In addition, Tier 1 capital must equal 4% of risk-weighted assets, and total capital (Tier 1 plus Tier 2) must equal 8% of risk-weighted assets. These are minimum requirements, however, and institutions experiencing internal growth (which will initially be the case for the bank) or making acquisitions, as well as institutions with supervisory or operational weaknesses, will be expected to maintain capital positions well above these minimum levels.

The federal banking agencies have amended the capital adequacy standards to provide for the consideration of interest rate risk in the overall determination of a bank's capital ratio and to require banks with greater interest rate risk to maintain adequate capital for the risk.

The Federal Deposit Insurance Corporation Improvements Act of 1991 (the "1991 Act") imposes a regulatory matrix which requires the federal banking agencies to take prompt corrective action to deal with depository institutions that fail to meet their minimum capital requirements or are otherwise in a troubled condition. The prompt corrective action provisions require undercapitalized institutions to become subject to an increasingly stringent array of restrictions, requirements and prohibitions, as their capital levels deteriorate and supervisory problems mount. Should these corrective measures provide unsuccessful in recapitalizing the institution and correcting its problems, the 1991 Act mandates that the institution be placed in receivership.

Pursuant to regulations promulgated under the 1991 Act, the corrective actions that the banking agencies either must or may take are tied primarily to an institution's capital levels. In accordance with the framework adopted by the 1991 Act, the banking agencies have developed a classification system, pursuant to which all banks and thrifts are placed into one of five categories: well-capitalized institutions, adequately capitalized institutions, undercapitalized institutions, significantly undercapitalized institutions and critically undercapitalized institutions.

The capital thresholds established for each of the categories are as follows:

Capital Category	Tier 1 Capital	Total Risk Based Capital	Tier 1 Risk Based Capital	Other

Well Capitalized	5% or more	10% or more	6% or more	Not subject to a capital directive

Adequately Capitalized	4% or more	8% or more	4% or more	---

Undercapitalized	Less than 4%	Less than 8%	Less than 4%	---

Significantly Undercapitalized	Less than 3%	Less than 6%	Less than 3%	---

Critically Undercapitalized	2% or less tangible equity	---	---	---

The capital guidelines can affect Allied Bancshares in several ways. After completion of this offering, the company's capital levels will initially be more than adequate. However, rapid growth, poor loan portfolio performance, poor earnings performance, or a combination of these factors, could change the company's capital position in a relatively short period of time, making an additional capital infusion necessary.

The OCC will require First National of Forsyth to maintain a ratio (the "primary capital ratio") of total capital (which is essentially Tier 1 capital plus the allowance for loan losses) to total assets (defined as balance sheet assets plus the allowance for loan losses) of at least 8%. In addition, the bank expects that, in accordance with the OCC policy, the bank will be required to maintain a primary capital ratio of 10% during its first three years of operation.

Monetary Policies

The earnings of the bank will be affected significantly by the policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), a federal agency which, among other functions, regulates the money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement its objectives are open market transactions in U. S. Government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the international and national economics and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made a stop possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the bank.

CRA and Fair Lending

On April 19, 1995, the federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment At (the "CRA"), which are intended to set distinct assessment standard for financial institutions. The revised regulation contains three evaluation tests: (a) a lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals, (b) a services test which will evaluate the provision of services that promote the availability of credit to low- and moderate-income areas, and (c) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce the paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures began for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion.

Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified: (a) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis, (b) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person, and (c) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

Financial Services Modernization Act

Congress enacted the Gramm-Leach-Bliley Financial Services Modernization Act in November, 1999. The Act repeals the prohibition against affiliations between depository institutions and firms principally engaged in the issue, floatation, underwriting, public sale, or distribution of securities, and it permits the creation of financial holding companies, including by bank holding companies. Under the Act, financial holding companies are authorized to engage in activities deemed to be "financial" in nature or "incidental" to such activities, as well as "complementary" activities or services which do not present substantial risks. Prior law limited banks and bank holding companies to activities determined to be "closely related to banking."

The Act applies to the activities of both state and national banks and their affiliates. The Federal Reserve Board ("FRB") will act as the "umbrella regulator" for financial holding companies and state member banks and their activities; however, the FRB will be required to coordinate its activities with the OCC in the case of national banks and the FDIC in the case of state non-member banks.

Bank holding companies satisfying the criteria specified by the Act may become certified as financial holding companies by filing with the FRB. Bank holding companies and their affiliate banks may not participate in such financial affiliations unless the insured depository institutions are well capitalized and well managed and have satisfactory CRA ratings.

The Act lists various activities that are "financial" in nature and in which financial holding companies may engage, without approval, upon thirty days' notice to the FRB. The listed activities include, among others: (i) underwriting, dealing in or making a market in securities; (ii) insurance underwriting and agency activities; (iii) providing financial, investment and economic advisory services; (iv) insurance company portfolio investment activities; and (v) merchant banking.

The Act further provides that a national bank may control a "financial subsidiary" or hold an interest in a "financial subsidiary" if the subsidiary engages only in activities that are "financial" in nature or incidental to a "financial" activity and in activities that are permitted for national banks to engage in directly, and the subsidiary does not engage in insurance underwriting, real estate development, or merchant banking. A "financial subsidiary" is any company that is controlled by one or more insured depository institutions other than a subsidiary that engages solely in activities permitted for national banks or a subsidiary that a national bank is specifically authorized to control by the express terms of a separate Federal statute.

A national bank may engage in these "financial" activities if: (i) the bank and each depository institution affiliate are well capitalized and well managed; (ii) aggregate total consolidated assets of all subsidiaries does not exceed the lesser of 45% of consolidated total assets of the parent bank or $50 billion; (iii) received OCC approval to engage in the activities; and (iv) satisfies CRA rating requirements.

As for state banks, FDIC regulations continue to provide that state banks have, at a minimum, the same powers as national banks. Subject to the authority, consistent with the Act, of the FRB and the FDIC (as applicable) to regulate various activities of state banks, the Act preserves the authority of states to expand the powers of state banks beyond those permitted for national banks. State law inconsistent with the Act is preempted, but state regulatory authorities retain jurisdiction.

FDIC Insurance Assessments

First National of Forsyth will be subject to FDIC deposit insurance assessments for the Bank Insurance Fund. The FDIC has implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories. The highest-rated institutions pay the statutory annual minimum of $2,000 for FDIC insurance. Rates for institutions are at a premium range of 0 cents to 27 cents per $100 of deposits, subject to the statutory minimum. In addition, the FDIC also is authorized to impose special assessments in amounts deemed necessary to enable repayment of amounts borrowed by the FDIC from the Treasury Department, and, effective in 1997, all banks are paying additional annual assessments at the rate of 1.3 cents per $100 of deposits. It is estimated that, for FDIC deposit insurance, the bank will initially pay an annual FDIC deposit insurance assessment of approximately 3 cents per $100 of deposits.

Future Requirements

Statutes and regulations are regularly proposed which contain wide-ranging proposals for altering the structures, regulations and competitive relationship of the nation's financial institutions. It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of the company and the bank may be affected by such statute or regulation.

LEGAL MATTERS

The validity of the common stock being offered will be passed upon for Allied Bancshares by Stewart, Melvin & Frost, LLP, Gainesville, Georgia.

EXPERTS

The financial statements of Allied Bancshares at September 30, 2003 and for the period from June 4, 2003 (inception) until September 30, 2003, set forth herein have been so included in reliance on the report of Porter Keadle Moore, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

REPORTS TO SHAREHOLDERS

Allied Bancshares presently is not a reporting company as defined by the Securities and Exchange Commission ("SEC"). The company will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1.05 of the Georgia OCC and Finance ("OCC"). The company's fiscal year ends on December 31. Additionally, the company will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.

Upon the effective date of the Registration Statement, the company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the SEC. This reporting obligation will exist for at least one year and will continue for fiscal years thereafter, except that such reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year the common stock of the company is held of record by less than three hundred persons.

ADDITIONAL INFORMATION

Allied Bancshares has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the common stock being offered. This Prospectus does not contain all of the information set forth in the registration statement. For further information with respect to the company and its common stock, reference is made to the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the registration statement may be obtained at prescribed rates from, the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. The registration statement may also be examined at the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants, such as Allied Bancshares, that file electronically with the Securities and Exchange Commission.

The organizers have filed applications with the Federal Deposit Insurance Corporation and the OCC regarding organization of the bank, and the company will file applications with the Federal Reserve Bank of Atlanta and the Department of Banking regarding approval to become a bank holding company. Prospective investors should rely only on information contained in this prospectus and in the company's related registration statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from the company and information in public files and records maintained by the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Atlanta, the OCC and the Department of Banking, is inconsistent with information presented in this prospectus or provides additional information, such other information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that the organizers believe are reasonable, but as to which no assurances can be made. The company specifically disaffirms those projections for purposes of this prospectus and cautions prospective investors against placing reliance on them for purposes of making an investment decision.

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Financial Statements

September 30, 2003

(with Independent Accountants' Report thereon)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Allied Bancshares, Inc.

We have audited the accompanying balance sheet of Allied Bancshares, Inc. (a development stage corporation) (the "Company") as of September 30, 2003, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from June 4, 2003 (inception) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied Bancshares, Inc. as of September 30, 2003 and the results of its operations and its cash flows for the period from June 4, 2003 (inception) to September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Allied Bancshares, Inc. will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the organization stage and has not commenced operations. Also, as discussed in note 3, the Company's future operations are dependent on obtaining capital through an initial stock offering and obtaining the necessary final regulatory approvals. These factors and the expense associated with development of a new banking institution raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The financial statements do not include any adjustments relating to the recoverability of reported asset amounts or the amount of liabilities that might result from the outcome of this uncertainty.

Atlanta, Georgia

November 17, 2003

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Balance Sheet

September 30, 2003

Assets

Cash	$3,565
Fixed assets	49,901
Deferred offering expenses	12,963
Other assets	2,586

$69,015

Liabilities and Stockholder's Deficit

Line of credit	$272,263
Accrued expenses	7,000

Total liabilities	279,263

Stockholder's deficit:
Common stock, $.10 par value, 10,000,000 shares authorized;
1 share issued and outstanding	-
Additional paid-in capital	10
Deficit accumulated during the development stage	(210,258)

Total stockholder's deficit	(210,248)

$69,015

See accompanying notes to financial statements and independent accountants' report.

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Statement of Operations

For the Period from June 4, 2003

(inception) to September 30, 2003

Expenses:

Legal and consulting	$40,546
Salaries and benefits	110,418
Regulatory fees	25,350
Interest expense and loan fees	1,978
Office expenses	18,567
Other expenses	13,399

Net loss	$210,258

See accompanying notes to financial statements and independent accountants' report.

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Statement of Changes in Stockholder's Deficit

For the Period from June 4, 2003

(inception) to September 30, 2003

			Deficit
			Accumulated
		Additional	During the
	Common	Paid In	Development
	Stock	Capital	Stage	Total

Issuance of common stock to organizer	$-	10	-	10

Net loss	-		(210,258)	(210,258)

Balance, September 30, 2003	$-	10	(210,258)	(210,248)

See accompanying notes to financial statements and independent accountants' report.

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Statement of Cash Flows

For the Period from June 4, 2003

(inception) to September 30, 2003

Cash flows from operating activities
Net loss	$(210,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Other assets	(2,586)
Accrued expenses	7,000

Net cash used in operating activities	(205,844)

Cash flows from investing activities
Purchase of fixed assets	(49,901)
Deferred operating expenses	(12,963)

Net cash used in investing activities	(62,864)

Cash flows from financing activities:
Proceeds from line of credit	272,263
Proceeds from issuance of stock	10

Net cash provided by financing activities	272,273

Net change in cash	3,565

Cash at beginning of period	-

Cash at end of period	$3,565

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	$978

See accompanying notes to financial statements and independent accountants' report.

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Notes to Financial Statements

(1) Organization

Allied Bancshares, Inc. (the "Company") was incorporated for the purpose of becoming a bank holding company. The Company intends to acquire 100% of the outstanding common stock of First National Bank of Forsyth County (the "Bank") (Proposed), which will operate in Forsyth and Hall counties in Georgia. The organizers of the Bank filed an application to charter the Bank with the Office of the Comptroller of Currency on August 4, 2003. Also on August 4, 2003, the organizers filed an application with the Federal Deposit Insurance Corporation for insurance on the deposits of the Bank. Provided that the application is timely approved and necessary capital is raised, it is expected that operations will commence in April of 2004.

Operations through September 30, 2003 relate primarily to expenditures by the organizers for incorporating and organizing the Company and the Bank. All expenditures by the organizers are considered expenditures of the Company.

The Company plans to raise between $9,000,000 and $15,000,000 through an offering of its common stock at $10 per share, of which at least $8,800,000 will be used to capitalize the Bank. The organizers and directors expect to subscribe for a minimum of approximately $3,014,280 (301,428 shares) of the Company's stock.

In connection with the Company's formation and initial offering, warrants to purchase shares of common stock at $10 per share will be issued to the organizers. Each organizer will be awarded one warrant for each share purchased. However, the total warrants issued will not exceed 20% of the outstanding stock upon completion of the offering. The warrants are exercisable on each of the three succeeding anniversaries of the date of the close of the initial offering and expire ten years after the date of grant.

(2) Summary of Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions that affect the financial statements. Actual results could differ from these estimates.

Organization Costs

Costs incurred for the organization of the Company and the Bank (consisting principally of legal, accounting, consulting and incorporation fees) are being expensed as incurred.

Deferred Offering Expenses

Costs incurred in connection with the stock offering, consisting of direct, incremental costs of the offering, are being deferred and will be offset against the proceeds of the stock sale as a

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Notes to Financial Statements, continued

charge to additional paid in capital. As of September 30, 2003, deferred offering expenses amounted to $12,963.

Pre-Opening expenses

Costs incurred for overhead and other operating expenses are included in the current period's operating results.

Net Loss Per Common Share

Net loss per common share is not presented due to the fact that such information would not be meaningful.

(2) Summary of Significant Accounting Policies, continued

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

(3) Liquidity and Going Concern Considerations

The Company incurred a net loss of $210,258 for the period from June 4, 2003 (inception) to September 30, 2003. At September 30, 2003, liabilities exceeded assets by $210,248.

At September 30, 2003, the Company is funded by a line of credit from a bank. Management believes that the current level of expenditures is well within the financial capabilities of the organizers and adequate to meet existing obligations and fund current operations, but obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering.

To provide permanent funding for its operation, the Company plans to offer between 900,000 and 1,500,000 shares of its $.10 par value common stock at $10 per share in an initial public

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Notes to Financial Statements, continued

offering. Costs related to the organization and registration of the Company's Common stock will be paid from the gross proceeds of the offering. The share issued, which is outstanding at September 30, 2003, will be redeemed concurrently with the consummation of the offering~~.~~. Management and the organizers are soliciting the sale of common stock on a best efforts basis. Final regulatory approval is expected when the minimum proceeds of $9,000,000 are collected.

(4) Line of Credit

Organization, offering and pre-opening costs incurred prior to the opening for business will be funded under a $600,000 line of credit with a bank. The terms of the existing line of credit, which is guaranteed by the organizers, include a maturity of June 2004 and interest payable monthly, calculated at the prime interest rate less 100 basis points.

The Company has entered into a $400,000 line of credit with a bank that will be used to fund premises and equipment purchases. The terms of this line of credit, which is guaranteed by the organizers, includes a maturity of October 2004 and interest payable monthly, calculated at the prime interest rate less 100 basis points. There are no outstanding borrowings from this line of credit at September 30, 2003.

(5) Commitments and Related Party Transactions

The Company has entered into an employment agreement with its President and Chief Executive Officer, providing for an initial term of three years. The agreement provides for a base salary, an incentive bonus based on the Company's performance, restricted stock, stock options and other perquisites commensurate with his employment.

The Company has entered into an agreement with a company that is owned by one of the organizers of the Company for consulting services assisting in organizing the Bank. The Company has paid $35,000 for these services as of September 30, 2003.

The Company has entered into an agreement to acquire a parcel of land in Forsyth County, Georgia that will be used for the Bank's main office. In exchange for land, the Company will issue 85,000 shares of common stock to the owner of the land. The Company has obtained a third party appraisal related to this exchange that resulted in an "as is" value of $850,000.

ALLIED BANCSHARES, INC.

(A Development Stage Corporation)

Notes to Financial Statements, continued

(6) Income Taxes

The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at September 30, 2003:

Deferred tax asset relating to pre-opening expenses	$ 78,200
Less valuation allowance	(78,200)
Net deferred taxes

The future tax consequences of the differences between the financial reporting and tax basis of the Company's assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets is dependent on future taxable income.

EXHIBIT "A"

FINAL SUBSCRIPTION AGREEMENT

Allied Bancshares, Inc.

P. O. Box 2669

Cumming, Georgia 30028

Ladies and Gentlemen:

I hereby subscribe to purchase the number of shares of Allied Bancshares, Inc.'s common stock indicated below.

I have received a copy of Allied Bancshares, Inc.'s final prospectus, dated ___________________, 2003. I understand that my purchase of Allied Bancshares, Inc.'s common stock involves significant risk, as described under "Risk Factors" in the final prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of Allied Bancshares, Inc.'s offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

I enclose my check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check is made payable to "The Bankers Bank - Escrow Account for Allied Bancshares, Inc."

WHEN ALLIED BANCSHARES, INC. RECEIVES THIS AGREEMENT AND MY CHECK, THIS SUBSCRIPTION WILL BE FINAL AND BINDING AND WILL BE IRREVOCCABLE UNTIL THE OFFERING IS CLOSED.

Number of Shares (minimum 250 shares): ________ Total Subscription Price (at $10.00 per shares): $_______

____________________________________ Please PRINT or TYPE exact name(s) in which the shares should be registered

(over)

SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

Date	Signature(s)

Area Code and Telephone No. ____________________________________ E-Mail Address	Please indicate the form of ownership desired for the shares (individual), joint tenants with right of survivorship, tenant in common, trust, corporation, partnership custodian, etc.)

Social Security or Federal Taxpayer Identification No.	Street Address

City/State/Zip Code

TO BE COMPLETED BY ALLIED BANCSHARES, INC.

Accepted as of __________________________, 2003, as to ___________ shares.

ALLIED BANCSHARES, INC.

By:___________________________________
Signature

______________________________________
Print Name

When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.

_____________________________________________________

Allied Bancshares reserves the right, in its sole discretion to reject any and all subscriptions, and no subscription will be effective until accepted by the company.

No person has been authorized by the company to give any information or to make any representations not contained in this prospectus, and any information or statement not contained herein must not be relied upon as having been authorized by the company. The delivery of this prospectus does not imply that the information contained herein is correct as of any time subsequent to its date.

The company has undertaken to update this prospectus to reflect any facts or events arising after the date hereof, which individually or in the aggregate represent a fundamental change in the information set forth herein and to include any material information with respect to the plan of distribution not previously disclosed in the prospectus or any material changes to such information.

Subscribers should not construe the contents of this prospectus or any communication from the company, whether written or oral, as legal, tax accounting, or other expert advice. Each subscriber should consult his or her own counsel, accountants and other professional advisors as to all matters concerning his or her investment in shares of the common stock.

The shares of common stock of the company offered hereby are not deposits insured by the Federal Deposit Insurance Corporation.

This prospectus does not constitute an offer to sell in any jurisdiction or a solicitation of an offer to buy any of the shares of the common stock to any person in any jurisdiction in which such offer or solicitation is unlawful.

TABLE OF CONTENTS

Page

Summary

1

Risk Factors

4

Cautionary Statement about Forward-Looking

     Statements

10

The Offering

10

Use of Proceeds

13

Capitalization

16

Dividends

18

Management's Discussion and Analysis of Financial

     Condition and Plan of Operations

18

Business of the company and the bank

21

Management

31

Market for common stock and Related Shareholder

     Matters

42

Description of common stock of the company

42

Certain Provisions of the company's Articles of

     Incorporation and By-Laws

43

Supervision and Regulation

48

Legal Matters

54

Experts

54

Reports to Shareholders

55

Additional Information

55

Financial Statements

F-1

Subscription Agreement

Exhibit "A"

____________________________________________________________

__________________________________

ALLIED BANCSHARES,

INC.

A Proposed Bank Holding Company

for

FIRST NATIONAL BANK OF FORSYTH COUNTY

A Proposed National Bank

1,500,000

Shares of

Common Stock

PROSPECTUS

___________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Consistent with the pertinent provisions of the laws of Georgia, the Registrant's Articles of Incorporation provide that the Registrant shall have the power to indemnify its directors and officers against expenses (including attorney's fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (a) by the Board of Directors of the Registrant, (b) in certain circumstances, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote.

Item 25. Other Expenses of Issuance and Distribution.

Expenses of the sale of the Registrant's common stock, $.10 par value, are as follows:

Registration Fee	$ 1,214
Legal Fees and Expenses (Estimate)	25,000
Accounting Fees and Expenses (Estimate)	2,500
Printing and Engraving Expenses (Estimate)	22,000
Miscellaneous (Estimate)	4,286

Total	$55,000

Item 26. Recent Sales of Unregistered Securities.

On June 4, 2003, the Registrant issued to Andrew K. Walker, in a private placement one share of the Registrant's common stock, $.10 par value per share, for an aggregate purchase price of $10 in connection with the organization of the company. The sale to Mr. Walker was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act because it was a transaction by an issuer which did not involve a public offering.

Item 27. Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Stewart, Melvin & Frost, LLP
10.1	Real Estate Agreement (main office property) dated September 18, 2003
10.2	Letter of intent to lease branch bank office
10.3	Employment Agreement of Andrew K. Walker
10.4	Escrow Agreement
10.5	Form of Warrant Agreement
10.6	Employment Agreement of Sam R. Story, III
10.7	Employment Agreement of Richard E. Bell
10.8	Stock Warrant Plan
10.9	Consulting Agreement with Brent Baker, Sr.
10.10	Promissory Note to Alliance National Bank dated June 5, 2003
10.11	Promissory Note to Alliance National Bank dated October 10, 2003
21.1	Subsidiaries of Allied Bancshares, Inc.
23.1	Consent of Porter Keadle Moore, LLP
23.2	Consent of Stewart, Melvin & Frost, LLP
24.1	Power of Attorney
99.1	Final Subscription Agreement

Item 28. Undertakings.

The undersigned Registrant hereby undertakes as follows:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the Registration Statement, and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any additional or changed material information the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes as follows:

(b)(1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus of a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. ~~1~~2 to Registration Statement to be signed on its behalf by the undersigned, in Forsyth County, State of Georgia, on December ~~4,~~15, 2003.

ALLIED BANCSHARES, INC.

By: ~~s/Andrew K. Walker~~ _________________________________
Print Name: Andrew K. Walker
Title: President and Chief
Executive Officer

Pursuant to the requirements to the Securities Act of 1933, this Amendment No. ~~1~~2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME	POSITION	DATE

~~s/Andrew K. Walker~~______________________________ Andrew K. Walker	Director; President and C.E.O.	12/~~4~~15/03

 ~~s/Richard E. Bell~~  * Richard E. Bell	Secretary-Treasurer	12/~~4~~15/03

~~*_____________________________~~ * Carl E. Hansson	Director; Chairman of the Board	12/~~4~~15/03

~~*_____________________________~~ * Brent H. Baker, Sr.	Director	12/~~4~~15/03

~~*_____________________________~~ * John S. Martin, III	Director	12/~~4~~15/03

~~*_____________________________~~ * Jackson P. Turner	Director	12/~~4~~15/03

~~*_____________________________~~ * Peter L. Gatti	Director	12/~~4~~15/03

~~*_____________________________~~ * Jim P. Meadows	Director	12/~~4~~15/03

~~*s/Andrew K. Walker~~______________________________ Andrew K. Walker as attorney-in-fact for indicated director

INDEX OF EXHIBITS

Exhibit Number	Description	Sequential Page

3.1	Articles of Incorporation	*

3.2	Bylaws	*

5.1	Legal Opinion of Stewart, Melvin & Frost, LLP	*

10.1	Real Estate Agreement (main office property)	*

10.2	Letter of intent to lease branch bank office	*

10.3	Employment Agreement of Andrew K. Walker	*

10.4	Escrow Agreement	*

10.5	Form of Warrant Agreement	*

10.6	Employment Agreement of Sam R. Story, III	~~75~~+

10.7	Employment Agreement of Richard E. Bell	*

10.8	Stock Warrant Plan	~~86~~+

10.9	Consulting Agreement with Brent Baker, Inc.	~~91~~+

10.10	Promissory Note to Alliance National Bank dated June 5, 2003	~~94~~+

10.11	Promissory Note to Alliance National Bank dated October 20, 2003	~~100~~+

21.1	Subsidiaries of Allied Bancshares, Inc.	*

23.1	Consent of Porter Keadle Moore, LLP	~~106~~79

23.2	Consent of Stewart, Melvin & Frost, LLP	~~107~~80

24.2	Power of Attorney	*

99.1	Final Subscription Agreement	*

_________________________________________________________

*Previously filed as an exhibit of the same number to the Registrant's Registration Statement on Form SB-2 filed with the SEC on October 3, 2003.

+Previously filed as an exhibit of the same number to the Registrant's Amendment No. 1 on Form SB-2 filed with the SEC on December 4, 2003.

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Document 1	WORLDOX://F:\WDOX\CLIENTS\34767\0\00057217.BKA
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